UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Portillo’s Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Family

Greatness

Energy

Fun

CLEAR STRATEGIC PRIORITIES
FOR DELIVERING LONG TERM PROFITABLE GROWTH

PRIORITIZING OUR PEOPLE

- Celebrate and broadcast our values
- Frictionless experience for team members and guests
- Career and personal development

GROWING OUR CORE BUSINESS

- Scalable, world-class operations
- Simplifying the Portillo’s experience for consistency
- Digital engagement

EXPANDING TO NEW FRONTIERS

- Strategic site selection
- Building local scale
- Restaurant of the Future

Letter to Shareholders

Dear Fellow Shareholders,
In 2022, Portillo’s had a great first full year as a publicly traded company. We’re proud of our focus on creating unrivaled experiences for our guests and team members, and appreciate the support we’ve received from you, our investors, in doing so. It’s our pleasure to invite you to virtually attend our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on June 27, 2023 at 8:00 a.m. Central Time. The meeting will be held in a virtual meeting format only via live audio webcast.
Included with this letter are the Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the matters expected to be acted upon during the Annual Meeting. A proxy card is also included. You may find electronic copies of these documents online as well.
Regardless of whether you own a few shares of Portillo’s or many and whether or not you plan to attend our virtual Annual Meeting, your vote is important to us. Voting ensures that your voice is heard, and your shares are represented at the Annual Meeting. We encourage you to vote in advance of the meeting by internet, by telephone or by signing, dating and returning your proxy card by mail. You may also vote by attending the virtual Annual Meeting at www.proxydocs.com/PTLO and voting online. Full instructions are contained in the proxy statement and in the enclosed proxy card.
Thank you for your support of Portillo’s Inc.
Sincerely,

Michael A. Miles, Jr., Chairman of the Board	Michael Osanloo, Chief Executive Officer

2023 Proxy Statement	1

Notice of Annual Meeting to Shareholders

Date and Time: Tuesday, June 27, 2023 08:00 a.m., Central Time	Location: Virtual (Visit www.proxydocs.com to register to attend the meeting.)	Record Date: Close of Business May 1, 2023

Agenda:

Proposals		Board Recommendations	Page
1	Election of Directors	FOR each nominee	11
2	Ratification of Deloitte & Touche LLP as auditors for 2023	FOR	44
Shareholders will also transact such other business as may properly come before the meeting or any adjournment or postponement hereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting for at least ten days prior to June 27, 2023. Please email investors@portillos.com if you wish to examine the shareholder list prior to the annual meeting.
How to Vote
Beginning on or about May 11, 2023, we will send to our shareholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet, how to vote their shares and how to attend the Annual Meeting virtually. If you did not wish to receive such Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only shareholders of record at the close of business on May 1, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Internet www.proxypush.com/PTLO	By Phone 1-866-458-2503	By Mail return via the postage-paid envelope provided P.O. Box 8016, Cary, NC 27512-9903	In Person Attend Virtual Annual Meeting June 27, 2023
By Order of the Board of Directors
Susan B. Shelton
General Counsel and Secretary Oak Brook, Illinois
May 11, 2023

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return a proxy card so that your shares may be represented at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 27, 2023: This proxy statement and the Annual Report available at www.proxydocs.com/PTLO

2

Table of Contents

2023 Proxy Statement	3

Table of Contents
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements, so you should not unduly rely on these statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
•the potential future impact of COVID-19 (including any variant) on our results of operations, supply chain or liquidity;
•risks related to or arising from our organizational structure;
•risks of food-borne illness and food safety and other health concerns about our food;
•the impact of unionization activities of our restaurant workers on our operations and profitability;
•the impact of recent bank failures on the market, including the ability to access credit;
•risks associated with our reliance on certain information technology systems and potential failures or interruptions;
•privacy and cyber security risks related to our digital ordering and payment platforms for our delivery business;
•the impact of competition, including from our competitors in the restaurant industry or our own restaurants;
•the increasingly competitive labor market and our ability to attract and retain the best talent and qualified employees;
•the impact of federal, state or local government regulations relating to privacy, data protection, advertising and consumer protection, building and zoning requirements, costs or ability to open new restaurants, or sale of food and alcoholic beverage control regulations;
•our ability to achieve our growth strategy, such as the availability of suitable new restaurant sites in existing and new markets and opening of new restaurants at the anticipated rate and on the anticipated timeline;
•increases in food and other operating costs, tariffs and import taxes, and supply shortages; and
•other risks identified in our filings with the Securities and Exchange Commission (the “SEC”).
All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this proxy statement in the context of the risks and uncertainties disclosed in our Annual Report on Form 10-K for the fiscal year ended December 25, 2022 filed with the SEC on March 2, 2023, which is available on the SEC's website at www.sec.gov.
The forward-looking statements included in this proxy statement are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Our Structure and Certain Defined Terms
Portillo’s Inc. (the “Company”) was formed for the purpose of facilitating an initial public offering in October 2021 (“IPO”) and related reorganization transactions in order to carry on the business of PHD Group Holdings LLC and its subsidiaries (“Portillo’s OpCo”). The Company is a holding company with no direct operations and our principal asset is our equity interest in Portillo’s OpCo. Unless the context otherwise requires, references to "we," "us," "our," "Portillo's," the "Company" and other similar references refer to Portillo's Inc. and its subsidiaries, including Portillo’s OpCo.

4

Our Company

At Portillo’s, we relish the opportunity to create lifelong memories by igniting the senses with unrivaled food and experiences.

Who We Are

An iconic and beloved brand with obsessed, lifelong fans.
We capture the hearts, minds and stomachs of our guests with every meal. Our menu features something for everyone and appeals to a broad demographic, which enables our restaurants to thrive across diverse trade areas and generate strong and balanced volumes across multiple dayparts, weekdays and occasions.

No matter the location, our fans are bun-believably obsessed!
Guests cake shake their way in for our Chicago-style hot dogs, Italian beef sandwiches, char-grilled burgers, cheese fries, fresh salads and famous chocolate cake. Our new restaurant openings draw massive crowds of passionate fans with lines stretching around the block.

An energetic restaurant atmosphere that engages the senses.
Our operating model is focused on getting delicious, made-to-order food to our guests quickly and our atmosphere makes the experience even more than a delicious meal. When guests walk into a Portillo’s, they get an experience completely different than a typical chain restaurant visit. Our restaurants engage all the senses to create a fun, relaxed and memorable occasion.

Our dining areas evoke nostalgia and local influences.
No two Portillo’s are alike. Each of our restaurants has its own themed décor ranging from a 1930’s prohibition motif, to a 1950’s jukebox, to a 1960’s hippie bus. The period music ties to the theme, from ragtime to doo wop to disco. No detail is too small, be it lighting, signage or even the stars subtly sparkling on the ceiling. Each restaurant also draws design elements from the community. The layouts create spaces that are comfortable for individual diners, families, large groups, and even wedding parties.

Beyond the space itself, the energy of a Portillo’s is unique.
Our guests can see into our huge, open kitchens where their meals are prepared right before their eyes. The smells of burgers broiling, french fries frying, and beef simmering emanate from the kitchen. Each completed meal is announced with a fun rhyme (“Number two, we got you”; “Number seven, welcome to Portillo’s heaven”). But the most important element of the energy is the enthusiasm of the scores of guests who are all excited to be there and enjoying their Portillo’s. We want every guest that visits to leave with a memorable experience, a satiated appetite and a desire to return.

2023 Proxy Statement	5

Our Company
Company Highlights

1963 Founded	~8,000 Total Team Members	$587.1M 2022 Revenue(4)	$8.5M 2022 Average Unit Volume(1)(3)	OCT. 2021 IPO Date

$41.3M 2022 Operating Income(4)	7.0% 2022 Operating Income Margin(4)	$17.2M 2022 Net Income(4)	2.9% 2022 Net Income Margin(4)

$132.5M 2022 Restaurant Level Adjusted EBITDA(2)(4)	22.6% 2022 Restaurant-Level Adjusted EBITDA Margin(2)(4)	$85.0M 2022 Adjusted EBITDA(2)(4)	14.5% 2022 Adjusted EBITDA Margin(2)(4)

Growing, Nationwide Footprint with 76(3) Restaurants across 10 States
(1)Average of restaurants open at least 24 months (i.e., units opened on 12/25/2021 or earlier for comparison purposes).
(2)Adjusted EBITDA, Adjusted EBITDA Margin, Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are non-GAAP measures. See Appendix for a reconciliation to the most directly comparable financial measure stated in accordance with GAAP.
(3)Includes a restaurant that is owned by C&O Chicago, LLC (“C&O”) of which Portillo’s owns 50% of the equity.
(4)Excludes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity

6

Our Company
Strategic Priorities
Drivers of Shareholder Value

Durable, experiential brand with obsessed fanbase driven by unmatched value proposition	Historical track record of profitable growth with leading AUV and restaurant margins system-wide	Significant opportunity of 600+ new restaurants in the U.S. underpinned by disciplined real estate strategy	Visionary and accountable leadership team responsible for supporting strong culture while scaling the business	People are the heart of Portillo’s; taking care of our Team Members who take care of our guests
Scaling a Solid Foundation

Past	Present	Future
1963 FOUNDED	2023	NEXT 3+ YEARS SCALING THE BUSINESS
1 LOCATION	76 LOCATIONS	100+ LOCATIONS
•Hot dog cart with a vision •Initially known as “The Dog House“ •Chicagoland-centric •QSR-style focused menu	•Public company •Early in operational excellence journey •National expansion strategy •Evolved strong, diverse, fast-casual menu •Unmatched culture among 8,000+ Team Members	•Near-term focus on growth across sunbelt (e.g., TX, FL, AZ) •Build scale in existing markets •Restaurant of the Future concept

NEVER CLOSED A RESTAURANT IN OUR 60 YEAR HISTORY

2023 Proxy Statement	7

Our Company
ESG in 2022
Portillo’s is committed to serving all of our guests, Team Members and shareholders, and we recognize that means being thoughtful about the actions we take in the environmental, social and governance spaces. We are reflecting on our opportunities to take action, continuing or strengthening many initiatives already in place and developing new ones.

Community Our teams are passionate about becoming a part of the communities in which we operate. We lead these efforts by building relationships through our Portillo’s For Good initiatives.
People
We value our people and we look for ways to make sure they feel heard, respected and included. We provide opportunities for personal and leadership development to help Team Members build the careers they want.

Food Quality and Sourcing We are committed to delivering high quality food. We regularly take a critical look at our sourcing practices and partners so we can make smart improvements.	Sustainability From packaging to emissions to the way that we design our restaurants, we’re thinking about ways to improve our environmental impact and our service.

Governance
We are committed to running our business in a way that all of our stakeholders can be proud of. From our Team Members, to our management, to our board of directors, we are thoughtful about the way we act and interact with others.

8

Voting Roadmap

Proposal 1
Election of Directors
You are being asked to vote on the election of eight directors, who will serve until the 2024 Annual Meeting of Shareholders. Directors are elected by a plurality vote for a term of one year.
The Board of Directors recommends a vote “FOR” each of the director nominees. See Page 11

Portillo’s Director Nominees
Director Nominees: Nominated for a term to expire at the 2024 Annual Meeting

Name	Age*	Independent	Principal Occupation	Director Since	Committees
Michael Osanloo	57		President and Chief Executive Officer, Portillo’s Inc.	2018
Ann Bordelon	56		Executive Vice Chancellor for Finance & Administration, University of Arkansas	2020	Audit
Paulette Dodson	59		Board Member	2021	Audit, Nominating & Governance
Noah Glass	42		Chief Executive Officer, Olo Inc.	2017	Audit
Gerald J. Hart	65		President and Chief Executive Officer, Red Robin Gourmet Burgers Inc.	2016	Compensation
Richard K. Lubin	77		Senior Advisor, Berkshire Partners LLC	2014	Compensation
Joshua A. Lutzker	48		Senior Advisor, Berkshire Partners LLC	2014	Compensation, Nominating & Governance
Michael A. Miles Jr.	61		Advisory Director at Berkshire Partners LLC	2014	Compensation
*    As of June 27, 2023 (includes tenure with Portillo’s OpCo)

Director Diversity of Background
Gender Diversity
25%
of our Board are women
Board Service
>60%
Other Public
Company Boards

Age
58 years
Average Age

■	<50 Years
■	50-60 Years
■	>60 Years
Director Tenure
6 years
Average Tenure

■	0–2 Years
■	3–6 Years
■	7+ Years

2023 Proxy Statement	9

Voting Roadmap
Board Experience

	Michael Osanloo	Ann Bordelon	Paulette Dodson	Noah Glass	Gerard J. Hart	Richard K. Lubin	Joshua A. Lutzker	Michael A. Miles, Jr.

Executive Leadership

Restaurant Industry Operations

Multi-Unit Retail Industry Operations

Consumer-Packaged Goods Experience

Restaurant Technology Expert

Human Capital Management

Finance and Accounting

Brand Management/Marketing

Risk Management

Corporate Governance

Cybersecurity

Proposal 2
Ratification of Deloitte & Touche LLP as auditors for 2023
You are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
The Board of Directors recommends a vote “FOR” this proposal See Page 44

10

Proposal 1 Election of Directors
Our Board of Directors currently has eight members, with each director serving for a one-year term. At the Annual Meeting, shareholders will vote on the eight nominees named below, each of whom is an incumbent member of the Board.
All of our directors served for the full year in 2022. Seven of our directors were appointed to our Board in September 2021 and had previously served on the board of directors of Portillo’s OpCo; Ms. Dodson was appointed to the Board in December 2021, when the size of the board was increased to eight. Acting upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated each of Michael Osanloo, Ann Bordelon, Paulette Dodson, Noah Glass, Gerard J. Hart, Richard K. Lubin, Joshua A. Lutzker and Michael A. Miles, Jr. for election to the Board to serve until our 2024 Annual Meeting of Shareholders following their election and until the election and qualification of their respective successors in office or until such director’s earlier death, resignation or removal. Each of the director nominees has consented to serve if elected, however, if a nominee is unable to serve or will not serve for any reason, the directors may decide to reduce the size of the Board or the designated proxies will vote for other candidates in accordance with their judgment. We are not aware of any reason the nominees would not be able to serve if elected.
There are no family relationships among our directors, or between our directors and executive officers.
Voting Requirement
Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
Our Board recommends that the shareholders vote “FOR” each of the following nominees: Michael Osanloo, Ann Bordelon, Paulette Dodson, Noah Glass, Gerard J. Hart, Richard K. Lubin, Joshua A. Lutzker and Michael A. Miles, Jr. Each nominee was recommended for election by the Nominating and Corporate Governance Committee for consideration by the Board and proposal to the shareholders.
Director Resignation Policy: Failure to Receive Majority Vote
Any nominee for director in an uncontested election who fails to receive a majority of the votes cast at a shareholder meeting must tender his or her resignation to the Board from the Board and all committees thereof. A director nominee shall have failed to receive the affirmative vote of a majority of votes cast if the number of “withheld” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions and broker non-votes). The Nominating and Corporate Governance Committee shall assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board the action to be taken with respect to such tendered resignation. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. In determining whether or not to recommend that the Board accept any tendered resignation, the Nominating and Corporate Governance Committee may consider all factors believed relevant by its members.
Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

2023 Proxy Statement	11

Proposal 1 Election of Directors
Board Composition
Board Overview
Our Board is currently comprised of eight individuals selected on the basis of numerous criteria, including business experience, industry knowledge and other fields of significant knowledge, good character, sound judgement, integrity and diversity. We view the effectiveness of our Board through both individual and collective lenses and believe that our Board is optimized to support and guide the Company.
Director Diversity of Experience
Our director nominees have a diversity of experience and perspective that spans a broad range of industries in the public, private and not-for-profit sectors. They bring to our Board a wide variety of skills, attributes, qualifications and experiences that strengthen the Board’s ability to carry out its oversight role on behalf of our shareholders. The skills matrix below is intended to disclose certain key skills, qualifications and experiences that are possessed by our director nominees and reflect their core competencies, areas of expertise or those areas in which they have a significant level of knowledge or experience. This information is intended to provide a summary of our director nominees’ skills, qualifications and experiences and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. The fact that a director nominee is not designated as having a particular skill does not mean that the nominee would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area. Additional details on each director nominee’s skills, qualifications and experiences are set forth in their individual biographies.

12

Proposal 1 Election of Directors

	Michael Osanloo	Ann Bordelon	Paulette Dodson	Noah Glass	Gerard J. Hart	Richard K. Lubin	Joshua A. Lutzker	Michael A. Miles, Jr.
Executive Leadership Supports Company priorities and objectives. through strategic and operational insight.
Restaurant Industry Operations Important for ensuring best practices and executing initiatives.
Multi-Unit Retail Industry Operations Important as we continue to expand operations while maintaining high quality standards
Consumer-Packaged Goods Experience Supports oversight of our operations and our strategic plan.
Restaurant Technology Expert Valuable to our plans to scale our business and improve our efficiency.
Human Capital Management Helps effective oversight of our efforts to recruit, retain and develop key talent.
Finance and Accounting Improve oversight of the Company’s financial reporting and internal controls.
Brand Management/Marketing Guide oversight of our journey to become a recognized and respected brand.
Risk Management A critical element in the operation and growth of any successful enterprise.
Corporate Governance Will help us implement and maintain best practices as we mature as a public company.
Cybersecurity Allows us to leverage technology while maintaining and improving security.

2023 Proxy Statement	13

Proposal 1 Election of Directors
Information Regarding the Directors Nominees
Our Board of Directors
We have a balanced Board whose members individually possess the leadership and character commensurate with the role of director, and which collectively possesses the mix of skills necessary to provide appropriate oversight of a company the size and complexity of Portillo’s. Their experience, qualifications and skills has led the Board to determine that each nominee should serve on the Board.
Biographical information of each of our director nominees is set forth below. The age of each director is as of June 27, 2023, the date of the Annual Meeting.

Age: 61 Director Since: 2014 Committees: Compensation Other Directorships: •Western Union (NYSE: WU) •Chair of Compensation Committee •Member of Governance and ESG Committee
Michael A. Miles, Jr. Chairman of the Board Favorite Menu Item: Italian Beef with Hot Peppers and Cheddar

Mr. Miles served as President of Staples, Inc., a $25 billion global office supplies retailer and distributor. He also served as Chief Operating Officer of Pizza Hut for YUM Brands. He began his career with Bain & Company and PepsiCo. He currently serves as an Advisory Director at Berkshire Partners.
Reasons for Nomination
We believe that Mr. Miles is well qualified to serve on our Board due to his executive leadership experience and the extensive experience he brings related to multi-unit operations, development and marketing.

What is Your Favorite Portillo’s Value and Why?
Greatness. Portillo’s can already claim to be the greatest in terms of the food and experience that make us so loved by our guests. We are on a journey to become the greatest restaurant company in America for our team and our shareholders.

Age: 57 Director Since: 2018
Michael Osanloo President and Chief Executive Officer, Portillo’s Inc. Favorite Menu Item: Italian Beef, dipped with Hot Peppers

Mr. Osanloo has served as President and Chief Executive Officer and a member of the Board of Portillo’s OpCo since August 2018. Prior to joining Portillo’s, Mr. Osanloo served as Chief Executive Officer and Director of P.F. Chang’s China Bistro Inc. from March 2015 to October 2018. Prior to being named Chief Executive Officer, Mr. Osanloo served as Executive Vice President of Grocery at Kraft Heinz and held senior leadership roles at Caesar’s Entertainment. From 1996 to 2005, Mr. Osanloo began his business career at Bain & Company where he spent nine years, the last three as a Partner in the Consumer and Retail practice. Mr. Osanloo holds a Master of Business Administration from the University of Chicago, a Juris Doctorate from the University of Illinois College of Law and a Bachelor of Arts degree in Economics from the University of Michigan.
Reasons for Nomination
Mr. Osanloo’s experience in senior leadership of other public companies makes him well qualified to serve as a member of the Board of Portillo’s.

What is Your Favorite Portillo’s Value and Why?
Greatness. I love our value of Greatness; to me it’s something that has to be earned every single day with every single guest. It also resonates with me as a person who believes in continuous improvement and seeking greatness in all aspects of life!

14

Proposal 1 Election of Directors

Age: 56
Director Since: 2021
Committees: Audit (Chair)
Other Directorships:
•America’s Car-Mart, Inc.(NASDAQ: CRMT)
•Chair of Audit and Compliance Committee
•Member of Compensation and Human Capital Committee, Nominating and Governance Committee and Technology and Innovation Committee

Ann Bordelon Executive Vice Chancellor for Finance & Administration, University of Arkansas Favorite Menu Item: Chocolate Cake

Ms. Bordelon is Executive Vice Chancellor for Finance & Administration at the University of Arkansas, a position she assumed in 2020. Prior to that, she served as Chief Financial Officer for Mitchell Communications from 2017 to 2020 and NOWDiagnostics from 2015 to 2017. Ms. Bordelon also has 13 years of experience in executive finance roles at Walmart, Inc., including as Chief Audit Executive. She began her career at Ernst & Young. Ms. Bordelon is a certified public accountant.
Reasons for Nomination
We believe that Ms. Bordelon is well qualified to serve on our Board because of her years of experience in finance and audit leadership at public companies. She brings financial expertise to the board as well as a strong background in multi-unit operations and management.

What is Your Favorite Portillo’s Value and Why? Energy. Energy creates excitement, fun, innovation and progress; people with energy can move mountains.

Age: 59
Director Since: 2021
Committees: Audit,
Nominating and Corporate Governance
Other Directorships:
•Bark, Inc. (NYSE: BARK)
•Corporate Governance and Nominating Committee
•Trupanion (Nasdaq: TRUP)
•Mather (not-for-profit board)
•Chair of Corporate Governance and Nominating Committee
•Member of Executive / Compensation Committee

Paulette Dodson Board Member, Audit Committee and Nominating & Governance Committee Favorite Menu Item: Spicy Chicken Sandwich

Ms. Dodson was previously General Counsel and Corporate Secretary for Alight, Inc. (NYSE: ALIT), a cloud-based provider of integrated digital human capital and business solutions from May 2018 to 2022. Prior to her role at Alight, Ms. Dodson served as Senior Vice President, General Counsel and Corporate Secretary for PetSmart, Inc. from July 2012 to May 2018, and previously served as Senior Vice President, General Counsel and Corporate Secretary, among other roles, for Sara Lee Corporation. Ms. Dodson received her Bachelor of Arts degree in Urban Legal Studies from City College of New York, and a Juris Doctorate from Cornell University.
Reasons for Nomination
We believe that Ms. Dodson is well qualified to serve on our Board because of her more than 30 years of experience as an advisor to executives and the boards of directors of Fortune 500 companies and large privately-held companies.

What is Your Favorite Portillo’s Value and Why? Greatness. It reflects Chicago’s legacy of innovation and excellence.

2023 Proxy Statement	15

Proposal 1 Election of Directors

Age: 42 Director Since: 2017 Committees: Audit Other Directorships: •Olo Inc. (NYSE: OLO) •Share Our Strength (not-for-profit board)
Noah Glass Chief Executive Officer, Olo Inc. Favorite Menu Item: Garden Dog

Mr. Glass serves as the Chief Executive Officer of Olo Inc. (NYSE: OLO), the restaurant technology company he founded in 2005. Olo provides a technology platform giving cloud-based e-commerce functionality to multi location restaurant brands. In addition to his unique vantage point on the restaurant sector, Mr. Glass brings experience building and leading a profitable business through its public offering and a strong understanding of information technology.
Reasons for Nomination
We believe that Mr. Glass is well qualified to serve on our Board due to his experience building and leading a public company and his insight into corporate matters.

What is Your Favorite Portillo’s Value and Why?
Family. “Family First” has been Olo’s #1 value since the beginning, so I’ve always loved that shared value at Portillo’s. Our team and the culture we have created are the backbone of our success.

Age: 65 Director Since: 2016 Committees: Compensation (Chair) Other Directorships: •Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Gerard J. Hart President and Chief Executive Officer, Red Robin Gourmet Burgers Inc. Favorite Menu Item: Jumbo Chili Dog with Fries

Mr. Hart is the President and Chief Executive Officer of Red Robin Gourmet Burgers Inc. (NASDAQ: RRGB). Prior to his role at Red Robin, Mr. Hart served as the Chief Executive Officer of Torchy’s Tacos, a high growth, fast-casual restaurant chain. He retired from this position as of November 2021, after holding it since 2018. Previously, he was Chief Executive Officer of California Pizza Kitchen and Texas Roadhouse. Mr. Hart led the expansion of Texas Roadhouse from 60 to 450 locations.
Reasons for Nomination
We believe that Mr. Hart is well qualified to serve on our Board due to his relevant experience in managing high growth restaurant chains.

What is Your Favorite Portillo’s Value and Why?
Greatness. For 60 years, Portillo’s has become synonymous with incredible food, hospitality and team culture. It’s this commitment to doing the simple things at a truly great level that’s built a legion of fans and so many long-tenured Team Members.

16

Proposal 1 Election of Directors

Age: 77 Director Since: 2014 Committees: Compensation
Richard K. Lubin Senior Advisor, Berkshire Partners LLC Favorite Menu Item: Italian Beef and Fries

Mr. Lubin is a senior advisor at Berkshire Partners LLC which he co-founded in 1986 and was appointed to serve on the Board in connection with the Company’s acquisition by Berkshire Partners.
Reasons for Nomination
We believe that Mr. Lubin is well qualified to serve on our Board due to his decades of experience serving as a director of numerous private and public companies.

What is Your Favorite Portillo’s Value and Why? Greatness. To achieve Greatness, we need to be focused on each of our other values, as well as many more.

Age: 48 Director Since: 2014 Committees: Nominating and Corporate Governance (Chair), Compensation Other Directorships: •Boston Symphony Orchestra (not-for-profit board)
Joshua A. Lutzker Managing Director, Berkshire Partners LLC Favorite Menu Item: Jumbo Chili Dog with Fries

Mr. Lutzker is a managing director at Berkshire Partners LLC and was appointed to serve on the Board in connection with the Company’s acquisition by Berkshire Partners. Mr. Lutzker co-leads the Consumer and Retail practice at Berkshire and has served on the boards of Aritzia, the women’s fashion retailer, Mielle Organics, a multicultural beauty brand, National Carwash Solutions, a vehicle care systems and solutions company, and SRS Distribution, a roofing distributor, among others. He currently serves on the board of the Boston Symphony Orchestra.
Reasons for Nomination
We believe that Mr. Lutzker is well qualified to serve on our Board due to the experience he brings building brands and companies in the consumer space.

What is Your Favorite Portillo’s Value and Why?
Family. I am a huge believer in culture as the strongest variable in long-term success for companies. Portillo’s has this in spades, and it makes all the difference.

2023 Proxy Statement	17

Proposal 1 Election of Directors
Board Diversity
Portillo’s is committed to the evolution of the structure and composition of our Board of Directors. We recognize that diversity in age, demographic background, career experience, skills, and thought leadership contribute to robust boardroom dialogues that incorporate a range of perspectives.
The following charts sets forth certain diversity characteristics of our Board:

Board Diversity Matrix as of June 27, 2023
Total Number of Directors		8
	Female	Male
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Director Independence
Our Nominating and Corporate Governance Committee evaluates our relationships with each director and nominee and makes a recommendation to our Board as to whether to make an affirmative determination that such director or nominee is independent. Our Board has affirmatively determined that each of Mr. Miles, Ms. Bordelon, Ms. Dodson, Mr. Glass, Mr. Hart, Mr. Lubin and Mr. Lutzker - or all of our directors other than our CEO - is an independent director under the applicable Nasdaq rules. Additionally, the Board reviewed the additional Nasdaq independence considerations for Compensation Committee members and determined that each of Messrs. Hart, Lubin, Lutzker and Miles is independent for the purposes of serving on the Compensation Committee. The Board has also affirmatively determined that each of the Mses. Bordelon and Dodson and Mr. Glass meets the definition of “independent directors” for the purpose of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

18

Proposal 1 Election of Directors
Director Nomination Process
Nomination Considerations
Each year, the Board proposes a slate of director nominees for election by shareholders at the Annual Meeting. Shareholders may also recommend candidates for election to the Board, as described below. The Board has delegated the process of screening potential director candidates to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate criteria for Board membership (including experience, qualifications, attributes, skills and other characteristics) in the context of the Board’s current composition and needs in light of Company’s circumstances. The Board may also adopt age or term limits as it deems appropriate.

In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates satisfy the criteria service on our Board, as approved by the Board, which include:

Integrity	Objectivity	Independence	Sound Judgment	Leadership	Courage

Diversity of Experience
As noted above, the Board recognizes and embraces the benefits of having a diverse membership. In evaluating the Board’s composition, the Nominating and Corporate Governance Committee will consider diversity among other relevant considerations, including, but not limited to:

•Professional Experience (e.g., finance and accounting, strategy, risk management, technical expertise, policy-making, etc.)
•Skills & Knowledge
•Race
•Gender
•Ethnicity
•Cultural and Educational Background
•Age
•Sexual Orientation
•Length of Service
Commitment and Limits on Other Activities
Because of the time commitment associated with board service, directors are expected to limit the number of public company boards on which they serve to between three and five (including the Company’s Board), with the lower limit applying to directors who are executive officers of the Company or at any other public company. Directors must advise the Chair of the Board, or the Chair of the Nominating and Corporate Governance Committee and the General Counsel in advance of accepting an invitation to serve on another board.

2023 Proxy Statement	19

Proposal 1 Election of Directors
Change in Principal Occupation
If a director’s principal occupation or business association changes from the position such director held when originally invited to join the Board, the director shall promptly submit to the Chair of the Nominating and Corporate Governance Committee an offer to resign. The Nominating and Corporate Governance Committee will review whether it would be appropriate for the director to continue serving on the Board and recommend to the Board whether, in light of the circumstances, the Board should accept the proposed resignation or request that the director continue to serve. Directors are also expected to inform the Chair of the Nominating and Corporate Governance Committee of other events that could reasonably be perceived to be relevant to consideration about ongoing independence.
Shareholder Nominations
The Nominating and Corporate Governance Committee values the input of shareholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by shareholders using the criteria it applies to recommendations from the Committee, directors and members of management. Shareholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the attention of the Nominating and Corporate Governance Committee at 2001 Spring Road, Suite 400, Oak Brook, Illinois 60523. Invitations to serve as a nominee are extended by the Board via the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee.

20

Corporate Governance
Board and Committee Structure
Role of the Board
The role of the Board is to manage and direct the affairs of the company in the interests of all stakeholders in the long-term health and overall success of the business. The Board generally fulfills its role (directly or by delegating certain responsibilities to its committees) by:
•Providing guidance to the CEO and other executives
•Selecting, evaluating and fixing the compensation of the CEO and other executive officers
•Planning for CEO succession and guiding and overseeing management development
•Reviewing and approving strategic plans and providing guidance to management in formulating corporate strategy
•Reviewing and approving the company’s financial objectives and major corporate plans and actions
•Designing governance structures and practices to position the board to fulfill its duties effectively and efficiently
•Overseeing risk management, internal and external audit processes, financial reporting, and disclosure controls and procedures
•Reviewing and overseeing the company’s strategic plans, objectives and risks relating to sustainability, environmental, social and governance matters
•Reviewing major changes in accounting principles and practices
•Overseeing compliance and promoting the ethical culture of the company
•Performing such other functions as the board believes appropriate or necessary
Leadership Structure of the Board of Directors
The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe this arrangement allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our bylaws and corporate governance guidelines, which do not require that our Chairman and Chief Executive Officer positions be separate, allow our Board to determine the board leadership structure that is appropriate for us at any given time, taking into account the dynamic demands of our business, our senior executive personnel, and other factors.
Chairman of the Board responsibilities:
•Presides at all meetings of shareholders and chairs all meetings of the Board of Directors
•Can call special meetings of the Board
•Together with the CEO, establishes the agenda for each Board meeting
The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and CEO, and believes that it should maintain the flexibility to select the Chair of the Board and adjust its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its shareholders. The Chairman shall preside at all meetings of shareholders and shall chair all meetings of the Board of Directors. In addition, the Chairman shall perform all duties which may be required by law and such other duties as specified by the Board. When the Chair and the Chief Executive Officer are the same individual, or when the Chair otherwise does not qualify as an independent director, the independent directors may select from among the independent directors a lead independent director with such responsibilities as determined by the Board.
The Board has determined Mr. Miles is qualified to serve in the Chair role because of his substantial experience leading a global retailer and distributor, operational leadership experience in restaurant industry, public company board experience, and experience advising other companies, especially related to multi-unit operations, development, and marketing.

2023 Proxy Statement	21

Corporate Governance
Board Committee Structure
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee is governed by a charter, each of which is available on our investor relations website at http://investors.portillos.com. Shareholders may also obtain a copy of any charter by writing to the Corporate Secretary at the address set forth under “2022 Annual Report and SEC Filings” below.
As of May 11, 2023, the membership of each Committee was as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Ann Bordelon	Chair
Paulette Dodson
Noah Glass
Gerard J. Hart		Chair
Richard K. Lubin
Joshua A. Lutzker			Chair
Michael A. Miles, Jr.

Audit Committee

Chair: Ann Bordelon	Meetings held in 2022: 8
Members: Noah Glass and Paulette Dodson

The primary purpose of our Audit Committee under the committee’s charter is to assist the Board’s oversight of:
•audits of our financial statements;
•the integrity of our financial statements;
•our process relating to risk management and the soundness of our systems of internal control over financial reporting and disclosure controls and procedures;
•the qualifications, engagement, compensation, independence and performance of our independent auditor; and
•the performance of our internal audit function.
As of December 25, 2022, our Audit Committee is composed of Ms. Bordelon, Mr. Glass and Ms. Dodson. Ms. Bordelon serves as chair of the Audit Committee. Ms. Bordelon and Mr. Glass each qualify as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Each of Ms. Bordelon, Mr. Glass and Ms. Dodson qualifies as an independent director for the purposes of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Exchange Act. The Audit Committee is governed by a charter that complies with the rules of the Nasdaq and is available on our investor relations website.

22

Corporate Governance

Compensation Committee

Chair: Gerard J. Hart	Meetings held in 2022: 5
Members: Michael A. Miles Jr., Richard K. Lubin and Joshua A. Lutzker

The primary purpose of our Compensation Committee under the committee’s charter is to assist the Board in overseeing our employee compensation policies and practices, including:
•reviewing, approving and recommending to the Board the executive officer compensation arrangements, plans, policies and programs; and
•reviewing, approving and recommending to the Board executive bonus plans or programs and equity-based compensation plans.
Our Compensation Committee is composed of Mr. Hart, Mr. Lubin, Mr. Miles and Mr. Lutzker, each of whom qualifies as an independent director for purposes of serving on the Compensation Committee. Effective October 4, 2022, Mr. Hart serves as chair of the Compensation Committee. None of Mr. Miles, Mr. Lubin and Mr. Lutzker qualifies as a “non-employee director” as defined under Rule 16b-3 promulgated under the Exchange Act and, therefore, the full Board will approve all equity awards granted to directors and officers of the Company for so long as they are members of the Compensation Committee, unless the Compensation Committee delegates such authority to a subcommittee in accordance with applicable law and its authority under its charter. The Compensation Committee is governed by a charter that complies with the rules of the Nasdaq and is available on our investor relations website.

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee as of December 25, 2022 were Mr. Hart, Mr. Lubin, Mr. Lutzker, and Mr. Miles. During 2022, none of our executive officers served (i) as a member of the Compensation Committee or board of directors of another entity, one of whose executive officers served on our Compensation Committee, or (ii) as a member of the Compensation Committee of another entity, one of whose executive officers served on our Board.

Nominating and Corporate Governance Committee

Chair: Joshua A. Lutzker	Meetings held in 2022: 4
Members: Paulette Dodson and Michael A. Miles Jr.

The primary purposes of our Nominating and Corporate Governance Committee is to recommend candidates for appointment to the Board and to review the corporate governance guidelines of the Company, including:
•identifying and screening individuals qualified to serve as directors;
•recommending to the Board candidates for nomination for election or reelection at the Annual Meeting of shareholders or to fill Board and committee vacancies;
•recommending to the Board the structure and membership of Board committees;
•developing, recommending to the Board and reviewing the Company’s corporate governance guidelines;
•monitoring governance trends and shareholder feedback;
•coordinating and overseeing the annual self-evaluation of the Board and its committees; and
•reviewing on a regular basis the overall corporate governance of the Company and recommending improvements for approval by the Board where appropriate.
The Nominating and Corporate Governance Committee is comprised of Mr. Lutzker, Ms. Dodson and Mr. Miles, each of whom qualifies as an independent director under applicable Nasdaq rules. Mr. Lutzker serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by a charter that complies with the rules of the Nasdaq and is available on our investor relations website.

2023 Proxy Statement	23

Corporate Governance
Board Engagement
Meetings and Attendance
The Board held six meetings in 2022. Each director attended at least 75% of the meetings of the Board and the Committees of which he or she was a member during the time on which they served as a member of the Board and such Committees in 2022.
The Company’s directors recognize their obligation individually and collectively to pay careful attention and to be properly informed. This requires regular attendance at, and preparation for, meetings of the Board and its committees including the advance review of circulated materials, and active participation in Board and committee discussions. The directors also recognize that candor and avoidance (or in circumstances where conflicts are unavoidable or related person transactions are in the interests of the Company, the appropriate handling) of conflicts in fact and in perception are hallmarks of accountability owed to the Company and its shareholders.
Executive Sessions
The non-management directors meet regularly in executive session without members of management present. If any of the non-management directors do not qualify as an “independent director”, at least once a year an additional executive session is held, attended only by independent directors.
Board and Committee Self-Evaluations
As required by our Committee Charters, and in particular, the Nominating and Corporate Governance Committee Charter, our Board conducts an annual performance evaluation to determine whether the Board and its committees are functioning effectively. The evaluation solicits feedback on organizational issues, board functions, business strategy and financial matters, board structure and meeting administration. Focus areas identified through the evaluation will be incorporated into the Board’s agenda for the following year. The Nominating and Corporate Governance Committee will review progress against focus areas identified in the self-evaluation. Each Committee will also conduct its own annual self-evaluation to assess the functioning of the committee and the effectiveness of the committee members, including the Committee chair. The evaluation process is considered and updated each year to reflect evolving governance best practices.

24

Corporate Governance
Beyond the Boardroom
The commitment of our directors extends well beyond preparation for, and participation at, regularly scheduled Board meetings. Engagement outside of Board meetings provides our Directors with additional insight into our business and our industry, and gives them valuable perspectives on the performance of our Company, the Board, our CEO and other members of senior management, and on the Company’s strategic direction.

Director Orientation	Access to Management	Shareholder Engagement

A new director orientation session with key members of our senior leadership team facilitates a seamless onboarding experience. These orientation sessions are highly interactive and immersive.	All directors have full and free access to management both during and outside of regularly scheduled Board and Committee meetings.
Our Board receives periodic updates on shareholder engagement and is directly involved in responding to and participating in communications where appropriate. From time to time, directors participate in direct engagement with our shareholders to discuss specific matters of mutual importance.

Periodic Briefings from Management	Continuing Education	Site Visits

Our management team provides our board with periodic updates on major business developments, milestones, and important internal initiatives. These periodic briefings are intended to keep the board informed between regularly scheduled meetings on matters that are significant to our company and industry.

All directors are encouraged to attend director development programs and conferences that relate to director duties, other corporate governance topics or to other topics relevant to the work of the Board.

Periodically, directors will be invited or may request to visit certain of the company’s restaurants and commissaries. During 2022, the Board visited restaurants in April, October and December and participated in a bus tour of potential Florida sites.

Key Areas of Board Oversight
Company Strategy
Planning and oversight of the Company’s business and development strategy are key responsibilities of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-step approach in exercising its responsibilities. Our entire Board discusses the strategic priorities of the Company, taking into consideration broader economic, consumer and other significant trends, as well as changes in the food industry and regulatory initiatives. Specific topics are also embedded in the work of Committees to ensure that significant time and efforts are devoted to matters deemed material to the business.
While the Board and its committees oversee strategic planning, management is charged with executing our business strategy. Management then works with cross-functional teams to conduct the appropriate assessment, monitoring and mitigation activities to manage risks on a day-to-day basis. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. The Board’s discussions are enhanced with first-hand experiences, such as visits to specific markets and interaction with key restaurants, which provide Directors an opportunity to see strategic execution firsthand.
The Board’s oversight and management’s execution of business strategy are intended to help promote long-term shareholder value creation in a sustainable manner, with a focus on assessing and responding to both opportunities available to us and risks that we may encounter.

2023 Proxy Statement	25

Corporate Governance
Risk Oversight
Our Board of Directors does not have a standing risk management committee; rather we administer this oversight function through our Board of Directors as a whole and through those Board Committees to which the Board delegates oversight of risks related to their areas of responsibility.

Board of Directors

Our Board of Directors is responsible for:
•overseeing our risk management process.
•evaluating general risk management strategy, particularly in light of the most significant risks facing Portillo’s.
•overseeing the implementation of risk mitigation strategies by management.
•monitoring and assessing ongoing strategic risk exposure.
Our Board of Directors gets apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee

Our Audit Committee is responsible for:
•overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures.
•overseeing cybersecurity and technology risks, and risks of fraud.
•overseeing the performance of our internal audit function and considers and approves or disapproves any related-party transactions.
	Our Nominating and Corporate Governance Committee is responsible for: •overseeing risks associated with environmental, social and governance matters and diversity, equity and inclusion.	Our Compensation Committee is responsible for: •assessing and monitoring whether any of our compensation policies and programs has the potential to encourage unnecessary risk taking.

Oversight of Financial Risk
The Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Committee also oversees the performance of our internal audit function and considers and approves or disapproves of any related-party transactions.

Oversight of Compensation Risk
The Compensation Committee assists the Board in its oversight of compensation risk through review of compensation policies and practices for all Team Members, including our NEOs, and have helped to ensure that our compensation programs are not reasonably likely to cause behaviors that would have a material adverse effect on our Company.

Oversight of Cybersecurity Risks
The Audit Committee assists the Board in the oversight of cybersecurity and other technology risks, discusses with management cybersecurity risk mitigation and incident management, and reviews applicable cybersecurity laws, regulations and standards, status of projects to strengthen internal cybersecurity, the evolving threat environment, vulnerability assessments, specific cybersecurity incidents and management’s efforts to monitor, detect and prevent cybersecurity threats.

Oversight of ESG Risks
The Nominating and Corporate Governance Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental, supply chain and food safety.

Oversight of Human Capital Management Risks	The Compensation Committee assists the Board in its oversight of the Company’s human capital management initiatives, including recruitment and retention of Team Members, and relative compensation and benefits offered to Team Members across the company.

26

Corporate Governance
Environmental, Social & Governance Responsibility
As part of our commitment to delivering value to all of our stakeholders, we recognize the importance of being thoughtful and deliberate about how we impact the environment and society as well as how we operate. We are proud of the steps that we’ve taken to support our people and communities, strengthen our supply chain and implement sustainable practices and we’re excited about the additional ESG opportunities on the horizon.

Community	People	Food Quality and Sourcing	Sustainability	Governance
Our Community Impact
Our teams are passionate about becoming a part of the communities in which we operate. We lead these efforts by building relationships through our Portillo’s For Good initiatives.

•Fundraisers - We partner with local organizations to raise money within our communities by hosting fundraisers, during which 20% of all purchases inside the restaurant goes back to the organization. In 2022, we hosted 1,325 fundraisers and raised over $225,000 through these efforts.
•In-Kind Donations - We are dedicated to giving back to local communities and organizations through event donations such as food and gift cards for silent auctions, raffles and fundraisers.
•Heart Shaped Cakes - We donate a portion of all Heart Shaped Cakes sold for Valentine's Day and Mother's Day through national partnerships. In 2022, we donated to Share Our Strength and its No Kid Hungry campaign and the American Red Cross
•New Restaurant Openings & Sneak Peek Meals - When we open new restaurants, we raise money for local organizations through our sneak peek meals and donate food from our team trainings to local hospitals and first responders. For our openings in 2022, we partnered with 6 organizations for a total of approximately $45,000 donated.

•Unexpected Times of Need - When our local communities face unfortunate events such hurricanes, fires, tornados or other disasters, Portillo’s Team Members step up and offer support by volunteering time and donating Portillo’s food to families affected by these life-altering situations that are beyond their control.
•Kid's "Reading Takes the Cake" Program - We incentivize young scholars to reach outstanding academic achievements. Students can redeem their reward in-restaurant for a free slice of chocolate cake.
•Heart of Portillo’s Fund - In June 2020, Portillo’s launched The Heart of Portillo’s Fund (“HOP”), a 501(c)3 dedicated to supporting our Team Members facing financial hardships. In 2022, the fund raised over $350,000 to provide emergency assistance to Team Members and awarded over 40 grants.

Our Sourcing and Supply Chain
We are committed to maintaining our high-quality food standards through fresh ingredients that meet our stringent specifications. We partner with a variety of companies that are similarly aligned with producing and providing high quality products, each of whom goes through a comprehensive evaluation process to ensure our standards and expectations are met on a continual basis and facilitates real-time performance assessments to identify any potential gaps in food safety or quality and implement corrective measures where required. Further, our relationships with our suppliers and distribution partners are governed by a code of conduct to ensure that all parties are conducting themselves in a responsible, ethical way.

2023 Proxy Statement	27

Corporate Governance
People and Culture
People are at the Heart of Portillo’s
We believe that people are the Heart of Portillo’s, and our brand comes to life with the values our team practices every day. Portillo’s is proud of our people-centric culture that is centered on working together to create a fun, energetic atmosphere while living our values:

Family	We work together to make everyone feel at home, and we step up when someone needs help.	Greatness	We are obsessed with being the best and work hard to continuously improve. Our greatness is rooted in Quality, Service, Attitude and Cleanliness (“QSAC”).

•Raised over $1 million for the Heart of Portillo’s Team Members assistance fund
•Enhanced suite of benefits with LinkedIn Learning and Wellness while decreasing the cost of medical insurance for our hourly Team Members
•Launched Ignite leadership program in 2022 for personal and professional development •Cultivated local ownership and execution of activities increasing engagement

Energy	We move with urgency and passion, while maintaining attention to detail.	Fun	We entertain our guests, we connect authentically, and we make each other smile.

•Annual General Manager Summit to motivate, inspire, and celebrate our most energetic restaurant leaders •Established programs to celebrate memorable moments and milestones		•Referral incentives to encourage friends and family to have fun working together at Portillo’s •Tailored team building activities based on individual location engagement survey results

VALUES-DRIVEN, PEOPLE-CENTRIC CULTURE
DOING THE RIGHT THING FOR OUR PEOPLE
People-Centric Approach
Our Team Member base, as of December 25, 2022, consisted of 8,040 Team Members. This included 171 Restaurant Support Center (“RSC”) Team Members, 295 restaurant managers, assistant general managers, and general managers, and 7,489 restaurant hourly Team Members in positions such as crew chief, training lead, food production and guest services. We also have 73 hourly Team Members and 12 managers and above at our commissaries.
Our executives have extensive experience in the restaurant industry. In August 2022, we hired an industry real estate and development executive who comes to Portillo’s with achievements in scaling people, process, and systems in large organizations.
Our Board and Committees provide oversight on certain human capital programs. The Compensation Committee, with input from management and advice from a third-party compensation consultant who provides benchmarked data, has responsibility for administering and approving compensation, including our incentive and equity-based plans for executive officers. We discuss talent and succession plans annually for key positions and levels including the executive team.

28

Corporate Governance
Values-Driven, People-Centered Culture
In 2022, Portillo’s was selected by QSR Magazine as one of the Best Brands to Work For. In addition, we received a Best in Biz Award in the ‘Best Place to Work’ category. We believe this is the result of our conviction that our People are the Heart of Portillo’s. We hire and train great people who can turn their obsession for our brand into a profession. Our Team Members are passionate about our food, love our guests, and call their teammates “family.” And that family is both diverse and inclusive. We strive to foster a sense of individuality, safety, support, belonging and fairness through inclusive practices in talent acquisition, talent management, total rewards and learning and development.
Our people-centric culture is anchored on working together to create a fun, energetic atmosphere while living our values of Family, Fun, Greatness and Energy.
Living these values reinforces the culture we’re proud to have built. It’s why we are passionate about attracting and selecting team members who are aligned with our purpose and values, as well as why we established an employee value proposition centered around culture. It’s also why our Team Members are our best ambassadors and why we’ve seen success with our referral program. Our culture results in top quartile retention of management and hourly Team Members in the industry.
Leadership Development

We provide a full spectrum of resources, from skill building to leadership development, at every level in the organization. Our philosophy is to develop people to be ready before a position is open, as opposed to waiting for a position to be open and then training them. We view this investment as fundamental to our growth, building a pipeline of leaders for our future. In 2022, more than 80% of our leadership openings were filled internally.
Over 80% Internal Promotion Rate 2022
We are committed to continuing education and providing ways for individuals to nurture their talents. In 2022, Portillo’s invested in LinkedIn Learning for all hourly Crew Chiefs, Restaurant Management, and RSC Team Members. This initiative allows us to provide additional learning and development opportunities above and beyond job skills or initial leadership development. We have also partnered with Better Up Coaching to give our leaders feedback and create opportunities for personal growth.
To ensure everyone has access to our leadership program, we continue to hold quarterly career interest days in all markets, where interested Team Members hear about opportunities within the company and how to apply for development programs. In addition, we work with Team Members and managers to build individual development plans with training and experiences and we hold regularly scheduled development programs throughout the year for each level of leadership. Further, we hold bi-annual talent and succession planning meetings to identify and support individuals with career pathing and development opportunities. In 2022, we also leveraged our training lead program to include a dedicated Team Members in each restaurant to oversee station and new initiative training.
Engagement & Experience
We believe in our Team Members having a voice to share their ideas, feedback and contribute to organizational success. We continue to partner with Gallup to implement our EverEngaged survey to gather, listen to and act on our Team Members’ feedback. Our engagement overall score improved in a year where the overall national score declined. Our engagement results for our multi-unit and general managers were in the top quartile scores. Our Team Members reported that they know what is expected of them at work and strongly agree they have what they need to do their jobs. This is foundational to an individual’s engagement and success. We will conduct this survey annually to measure improvement and areas of focus. In addition to the survey, we regularly hold roundtable discussions with Team Members and stay interviews with leaders to gain insights into ways we can cultivate an energizing, collaborative work environment.
We have also prioritized a flexible work environment, addressing work-life flexibility and balance across our different workplaces. In 2022, we implemented a new scheduling system that allows our hourly Team Members to align their work schedule with their personal schedule, as well as submit schedules, trade shifts and submit all time-off requests in an easier way. For our RSC Team Members, we provide the option to work remote or at the office, based on personal preference and business needs. We still make sure to nurture our culture in this flexible environment. Quarterly, we hold engagement-focused RSC culture weeks to bring the team together in person for connecting, recognition and development.
In the spirit of continuing education, we also have a “no meeting” policy for Friday afternoons. Instead, our Team Members can use this time for professional development or focused work time. From Memorial Day through Labor Day, Team Members can also take this time for personal use and get an early start to the weekend.

2023 Proxy Statement	29

Corporate Governance
Total Rewards
The physical, financial, and mental well-being of our Team Members remains our top priority, and we continue to invest in their success. We believe in a total rewards philosophy of providing top quartile pay in our restaurants, especially across our leadership positions. We remain focused on compensating our Team Members equally across gender and race/ethnicity.
This commitment is evidenced by our investment in our compensation packages and robust suite of benefit offerings. In 2022, we increased base hourly pay across many of our geographies and all of our restaurant management positions. Additionally, we enhanced our benefits with parental leave and reduced healthcare premiums for our hourly Team Members. To prioritize overall well-being, we also continue to enhance our wellness platform to provide fitness and other programs that promote wellness of the whole individual.
We believe all of our Team Members should act like owners of the Company, and we are committed to providing all Team Members with an ownership opportunity. To that end, in 2022, we implemented our Employee Stock Purchase Plan (“ESPP”), internally referred to as “Beef Stock.” Eligible Team Members can contribute up to 15% of their gross base earnings for purchases under the ESPP through regular payroll deductions, subject to an annual maximum dollar amount. In addition to our Beef Stock program, all restaurant Team Members who are newly hired or promoted to a General Manager role become eligible to receive awards under our long-term equity incentive plan. In 2023, many of our leaders will receive annual grants providing our team with opportunities to own shares, which supports retention of key Team Members.
Diversity, Equity, Inclusion and Belonging
At Portillo’s, we embrace Diversity, Equity, Inclusion and Belonging (“DEIB”) through our core values of Family, Greatness, Energy and Fun. These values are engrained in everything we do as a company, and they guide how we support our Portillo’s family.
This past year we launched our DEIB initiative. The DEIB initiative is sponsored by two members from our executive leadership team and one member from our Board of Directors. It is guided by our DEIB Advisory Group, which reviews programs ideated by our 10-member DEIB committee. This cross-functional working group is building the framework for programs that support a diverse workforce. This includes increased awareness and education among our Team Members, with courses such as Unconscious Bias. We’ve also expanded our recruiting efforts to encourage members of underserved communities, such as military veterans, to join the Portillo’s family.
Environmental Responsibility and Sustainability Initiatives
We have taken a thoughtful look at our supply chain and operations to identify opportunities to embrace being environmentally friendly in ways that make a difference to our guests, Team Members and shareholders every day.
•We took a critical look at our packaging to identify opportunities to improve sustainability and decrease waste and began to make changes, including swapping out our Styrofoam sandwich clamshells for paper ones.
•We have undertaken projects to continue to improve and refine the Portillo’s experience in ways that benefit our guests while being more resource-efficient and improving operational flow for our Team Members.
•We completed a Scope 1 and 2 emissions review for the second year in a row and identified opportunities to make improvements.
•We explored opportunities to limit food waste, including donating food prepared during trainings and partnering with suppliers.
Governance & Ethics
At Portillo’s, everyone from our Team Members to our management team to our Directors are committed to the ethical operation of our business and we are committed to managing the risks, opportunities, and responsibilities that arise from ESG matters. Our Nominating and Corporate Governance Committee oversees and reviews the Company’s strategic plans, objectives and risks related to sustainability and ESG matters, including monitoring governance and other developments and making recommendations to the Board accordingly.

30

Corporate Governance
Executive Succession Planning
The Board oversees the succession planning process for the senior executive team and the Company’s program for management development. The Board periodically reviews management development and succession plans with respect to senior management positions. The Board considers from time to time as appropriate potential successors to the CEO in the event of his resignation, retirement or disability. The CEO reports from time to time to the Board on succession planning and management development.
Shareholder Engagement and Communication with the Board
Portillo’s commitment to transparency extends through a robust shareholder engagement program. We communicate with our shareholders, prospective investors, and other stakeholders in a variety of ways throughout the year, including through social media, virtual meetings, and in-person events hosted by us or others. In 2022, members of Portillo’s management team held over 100 meetings with both current and prospective investors. Discussions primarily centered on company results, macroeconomic conditions, consumer behavior and sentiment, the company’s longer-term growth strategy, capital allocation priorities, evolution of capital structure post-IPO, company culture, and other restaurant industry trends and developments. Portillo’s also hosted its Inaugural Investor Day in November 2022 as part of its ongoing efforts to educate the investment community on the differentiators of the Portillo’s brand and the key drivers of Portillo’s business and its longer-term growth opportunities.
Any shareholder or other interested party may contact the Board of Directors, including the Chairman of the Board or the independent directors as a group, or any individual director or directors, by writing to the intended recipient in care of Portillo’s Inc., 2001 Spring Road, Suite 400, Oak Brook, Illinois 60523, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Our General Counsel and Corporate Secretary, or her designees, will review and sort communications before forwarding them to the addressee, although communications that do not, in the opinion of the General Counsel and Corporate Secretary or her designees, deal with the functions of the Board or a Committee or do not otherwise warrant the attention of the addressees may not be forwarded.

2023 Proxy Statement	31

Corporate Governance
Shareholder Engagement Highlights

Who Do We Engage? We engage with a wide range of constituents, including: •Institutional shareholders •Retail shareholders •Prospective shareholders
How Do We Engage?
We pursue multiple avenues for engagement, including:
•Quarterly investor calls
•Investor conferences and presentations
•Company-hosted investor meetings, both in-person and virtual
•Company-hosted restaurant visits

WHO IS INVOLVED IN ENGAGEMENT •Executive leadership team •Board of Directors •Senior management
TOPICS OF ENGAGEMENT
Our interactions cover a broad range of business topics, including company results, macroeconomic conditions and resulting impact on consumer behavior, the company’s longer-term growth strategy, capital allocation priorities, evolution of capital structure post-IPO, company culture, and other restaurant industry trends and developments.

Annual Engagement Calendar In 2022, we actively engaged with both current and prospective shareholders at institutional investor conferences and other company-sponsored events year-round.

January •Jefferies Annual Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit •ICR’s Virtual Conference
June
•Loop Capital Virtual Investor Conference
•William Blair’s 42nd Annual Growth Stock Conference
•Baird’s Global Consumer, Technology & Services Conference
•Piper Sandler’s “The Year of the Restaurant” Investor Summit
•Portillo’s Annual Meeting of Shareholders
		November •Q3 2022 Earnings Call •Portillo’s Inaugural Investor Day •Stifel Midwest Growth Conference •Deutsche Bank Gaming, Lodging, Leisure & Restaurant Conference	First Quarter 2023 •ICR’s 25th Anniversary Conference •Q4 2022 Earnings Call •BofA Securities Consumer and Retail Conference •UBS Global Consumer and Retail Conference

March •Q4 2021 Earnings Call

December •Wolfe Research Consumer Growth Conference •Morgan Stanley Global Consumer and Retail Conference
RESTAURANT VISITS
Our investors have the opportunity to visit Portillo’s restaurants anytime as guests, but many of them shared a meal with us during company-sponsored restaurant visits in 2022. These guided visits highlight key operational, cultural, and culinary initiatives.

May •Q1 2022 Earnings Call	August •Q2 2022 Earnings Call

32

Corporate Governance
Other Governance Policies and Practices
Availability of Corporate Governance Documents

Audit Committee Charter	Compensation Committee Charter	Nominating and Corporate Governance Committee Charter	Corporate Governance Guidelines	Code of Business Conduct
Our website is located at www.portillos.com, and our investor relations website is located at http://investors.portillos.com. We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements and other information with the SEC. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, statements of changes in beneficial ownership and amendments to those reports are available for free on our investor relations website as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC.
We also make certain corporate governance documents available on our investor relations website, including our corporate governance guidelines, board committee charters, and Code of Business Conduct.
Code of Business Conduct
We have adopted a written Code of Business Conduct that applies to our directors, officers and Team Members. A copy of the code is available on our website, investors.portillos.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code.
Anti-Hedging and Anti-Pledging Policies
Under our Insider Trading Policy, our director, officers and Team Members are not permitted to engage in hedging or similar transactions (including but not limited to prepaid variable forwards, equity swaps, collars and exchange funds). The General Counsel may approve entry into such transaction following a review of the transaction and the justification for such transaction. Additionally, such persons also may not pledge Company securities, including as collateral for a margin loan.

2023 Proxy Statement	33

Corporate Governance
Director Compensation
Prior to the IPO, our director compensation consisted of cash fees or option awards under the 2014 Plan, depending on each director’s individual compensation arrangement(s) as described in the footnotes to the table below, where applicable. In connection with the IPO, our directors received RSU awards and our Compensation Committee and Board also established a new independent director compensation program, as described below.
The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended December 25, 2022 (“Fiscal 2022”). Any director who is an employee of the Company receives no additional compensation for services as a director or as a member of a committee of our Board. Compensation information for Mr. Osanloo is included in the Executive Compensation section.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)	All other compensation ($)	Total ($)(3)
Michael A. Miles	$145,000	$—	$—	$—	$145,000
Ann Bordelon	80,000	20,000	—	—	100,000
Noah Glass	—	80,000	—	—	80,000
Paulette Dodson	40,000	160,000	—	—	200,000
Gerard J. Hart	80,000	—	—	—	80,000
Joshua A. Lutzker	—	210,000	—	—	210,000
Richard K. Lubin	—	200,000	—	—	200,000
(1)The amounts represent restricted stock units granted on January 18, 2022, some of which will vest in equal installments on each of October 21, 2022, October 21, 2023 and October 21, 2024 based on the initial stock price of $20.00 per unit and some of which vested in full on December 31, 2022 at a stock price of $37.54 per unit, the closing stock price on December 31, 2021.
(2)The number of stock options and RSUs outstanding held by each independent director (representing unexercised stock options and unvested RSUs) at December 25, 2022 is as follows: Mr. Miles has 553,555 unexercised stock options and 4,000 unvested RSUs, Ms. Bordelon has 23,858 unexercised stock options and 4,000 unvested RSUs, Mr. Glass has 59,644 unexercised stock options and 4,000 unvested RSUs, Ms. Dodson has 4,000 unvested RSUs, Mr. Hart has 59,642 unexercised stock options and 4,000 unvested RSUs, Mr. Lutzker has 4,000 unvested RSUs and Mr. Lubin has 4,000 unvested RSUs.
(3)Certain of our independent directors received their 2022 equity grants of 6,000 RSUs based on the initial stock price of $20.00 per share in connection with the IPO in 2021, while others received the same number of RSUs in 2022. These RSUs tied to the IPO price will vest in three equal installments starting on the anniversary of the IPO. Certain directors also opted to receive all or a portion of their cash compensation in RSUs, which were granted in January 2022 and vested on December 31, 2022.
Independent Director Compensation Program
Under our independent director compensation program, our directors receive a cash retainer and an annual equity award as well as additional cash fees for service as Board chair or committee chair. Directors may elect to receive any or all of their cash fees in equity rather than cash, if they prefer.

Annual Independent Director Compensation

■	Annual RSUs Retainer
■	Annual Cash Retainer

2022 Additional Annual Cash Compensation
Board Chair Fee:	$50,000
Audit Committee Chair Fee:	$20,000
Compensation Committee Chair Fee:	$15,000
Nominating and Corporate Governance Committee Chair Fee:	$10,000
Effective January 1, 2023, the additional cash compensation for the Board Chair increased to $95,000 per year, the compensation for the Audit Committee Chair increased to $25,000 per year, the compensation for the Compensation Committee Chair increased to $20,000 per year, and the compensation for the Nominating and Corporate Governance Committee Chair increased to $15,000 per year.

34

Executive Officers
The names of our executive officers, their ages, and their positions with Portillo’s as of June 27, 2023, are set forth below. Executive officers are elected by our Board to hold office until their successors are elected and qualified. The ages reflected below are as of June 27, 2023. There are no family relationships among our directors or executive officers.

Michael Osanloo, 57 President, Chief Executive Officer and Director	Michelle Hook, 48 Chief Financial Officer and Treasurer	Susan Shelton, 63 General Counsel and Secretary	Jill Waite, 45 Chief People Officer

Michael Ellis, 61 Chief Development Officer	Derrick Pratt, 55 Chief Operating Officer	Rick Cook, 41 Senior Vice President, Technology	Nick Scarpino, 41 Senior Vice President, Marketing & Off Premise Dining

2023 Proxy Statement	35

Executive Compensation
Emerging Growth Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our: (1) principal executive officer (PEO); (ii) two most highly compensated executive officers serving at fiscal year-end (other than the PEO); and former executive officer who would have been among our two most highly compensated executive officers (other than the PEO) if she had been an executive officer at fiscal year-end. Additionally, we have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table.
In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our shareholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Named Executive Officers
This section discusses the material components of the executive compensation program for our “named executive officers” or “NEOs” for Fiscal 2022. Our NEOs for Fiscal 2022 were:

Michael Osanloo President and Chief Executive Officer	Michelle Hook Chief Financial Officer and Treasurer	Derrick Pratt Chief Operating Officer	Sherri Abruscato Former Chief Development and Supply Chain Officer

36

Executive Compensation
Summary Compensation Table
The following table sets forth certain information regarding the total compensation awarded to, earned by or paid to our named executive officers in respect of Fiscal 2022 and the fiscal year ended December 26, 2021 (“Fiscal 2021”).

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Nonequity incentive plan compensation ($)(5)	All other compensation ($)(7)	Total ($)
Michael Osanloo, President and Chief Executive Officer	2022	$821,398	$—	$413,746	$—	$—	$53,704	$1,288,848
	2021	791,167	1,719,150	3,938,000	23,728,075	1,018,464	49,351	31,244,207
Michelle Hook, Chief Financial Officer and Treasurer	2022	438,740	—	110,497	—	—	42,505	591,742
	2021	370,137	103,149	1,500,000	2,985,558	242,666	41,299	5,242,809
Derrick Pratt, Chief Operating Officer	2022	448,620	—	112,784	—	—	28,934	590,338
Sherri Abruscato, Former Chief Development and Supply Chain Officer(6)	2022	334,332	83,093	—	192,096	—	11,244	620,765
	2021	385,035	474,597	264,000	4,879,503	247,826	12,887	6,263,848
(1)The base salary amounts represent the amount earned during Fiscal 2022 and Fiscal 2021.
(2)The 2022 amounts reported represent a discretionary bonus payment to Ms. Abruscato. See “Bonus” below.
(3)The 2022 amounts reported represent restricted stock awards (“RSAs”) granted on December 23, 2022 to executive officers in recognition of their work and accomplishments in 2022. See “Restricted Stock Awards” below. The 2021 amounts reported represent the aggregate grant date fair value of restricted stock units granted on October 21, 2021 in connection with the IPO under the 2021 Plan. See description under “IPO Equity Awards” below. The fair values were computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.
(4)For Ms. Abruscato, the 2022 amounts reported reflect the incremental fair value of the option awards that were modified and remain outstanding in connection with Ms. Abruscato’s retirement. See “Equity Compensation” below for additional information. The 2021 amounts reported represent the (1) aggregate grant date fair value of the performance-based option awards granted on October 21, 2021 in connection with the IPO under the 2021 Plan as described under “IPO Equity Awards” below, determined using a Monte-Carlo simulation model, and (2) the incremental fair value of modified performance options from the 2014 Plan as described under “Equity Compensation” below. The fair values were computed in accordance with ASC Topic 718, excluding the effect of forfeitures.
(5)Represents performance-based amounts earned in Fiscal 2022 and Fiscal 2021 described under “Nonequity Incentive Plan Pay” below.
(6)Ms. Abruscato ceased to be an executive officer of the Company as of October 31, 2022.
(7)Payments to our NEOs included in the “All other compensation” column include the following:

Name	Year	Commuter benefits ($)	Cell phone stipend ($)	Employee Share Purchase Plan ($)	Health Insurance ($)	Personal Financial Management ($)	401(k) match ($)	Total ($)
Michael Osanloo	2022	$6,945	$720	$2,667	$27,943	$13,000	$2,429	$53,704
Michelle Hook	2022	—	720	953	27,832	13,000	—	42,505
Derrick Pratt	2022	8,590	720	291	19,333	—	—	28,934
Sherri Abruscato	2022	—	600	—	8,144	—	2,500	11,244

2023 Proxy Statement	37

Executive Compensation
Executive Employment Arrangements
The following is a summary of the material terms of the employment arrangements that we have with Mr. Osanloo, Ms. Hook and Mr. Pratt. The Company generally does not have any other employment agreements or change in control agreements for its executive officers.
Michael Osanloo
The Company entered into an employment agreement with Michael Osanloo (the “Osanloo Employment Agreement”) on August 3, 2018, upon his joining the Company. The Osanloo Employment Agreement provides for a 3-year initial term and renews year-to-year thereafter. The Osanloo Employment Agreement originally provided for a base salary of $750,000 as well as annual incentive cash compensation with an annual target equal to 100% of base salary, up to a maximum of 150% (subsequently increased to 200%) of base salary, a signing bonus of $200,000 which was paid within 30 days of Mr. Osanloo’s start date and an award of 15,000,000 options granted under the 2014 Plan, split equally between options that are subject to time-vesting and time-vesting and performance-vesting. Mr. Osanloo was also provided the opportunity to invest up to $1,500,000 for the purchase of LLC Units of the Company, at the then fair market value. In the event of termination by the Company without cause, by Mr. Osanloo for good reason or upon the Company’s non-renewal of the term, Mr. Osanloo is entitled to: (i) base salary continuation for 18 months, (ii) pro-rata annual cash bonus based on actual performance for the year of termination, and (iii) payment of COBRA premiums for a period of 18 months. In the event of termination due to death or disability, Mr. Osanloo or his legal representatives will be entitled to: (i) earned but unpaid annual bonus (if any), and (ii) pro-rata bonus annual cash bonus based on actual performance for the year of termination.
Michelle Hook
The Company entered into an offer letter with Ms. Hook (the “Hook Offer Letter”) on November 16, 2020. The Hook Offer Letter provides for at-will employment. The Hook Offer Letter originally provided for a base salary of $350,000, as well as annual incentive cash compensation with an annual target equal to 50% of base salary commencing in 2021. The Hook Offer Letter further provides that Ms. Hook is eligible to participate in the Company’s incentive equity plan. Pursuant to the Hook Offer Letter, Ms. Hook received a sign-on bonus of $115,000, which was subject to full or partial repayment upon certain terminations of employment prior to the second anniversary of the employment start date.
Derrick Pratt
The Company entered into an offer letter with Mr. Pratt (the “Pratt Offer Letter”) on August 10, 2020. The Pratt Offer Letter provides for at-will employment. The Pratt Offer Letter originally provided for a base salary of $400,000, as well as annual incentive cash compensation with an annual target equal to 50% of base salary commencing in 2021. The Pratt Offer Letter further provides that Mr. Pratt is eligible to participate in the Company’s incentive equity plan. Pursuant to the Pratt Offer Letter, Mr. Pratt received a sign-on bonus of $85,000 and a retention bonus of $150,000, both of which were subject to full or partial repayment upon certain terminations of employment prior to the second anniversary of the employment start date.
Sherri Abruscato
The Company entered into an employment agreement with Ms. Abruscato (the “Abruscato Employment Agreement”) on August 1, 2014, when the original founder of the Company sold to Berkshire Partners LLC. The Abruscato Employment Agreement provided for a 3-year initial term and renewed year-to-year thereafter. The Abruscato Employment Agreement further provides for a base salary of $325,000 as well as annual incentive cash compensation with an annual target equal to 50% of base salary. The Abruscato Employment Agreement further provided that Ms. Abruscato would be eligible to participate in an incentive equity plan, upon adoption of such a plan and approval of the award by the Board. In the event of termination by the Company without cause, by Ms. Abruscato for good reason or upon the Company’s non-renewal of the term, Ms. Abruscato was entitled to base salary continuation for 12 months. In the event of termination due to death or disability, Ms. Abruscato or her legal representatives would have been entitled to any earned but unpaid annual bonus. Ms. Abruscato retired from her position as Chief Development and Supply Chain Officer on October 31, 2022.

38

Executive Compensation
Compensation Philosophy
The Portillo’s total rewards philosophy seeks to provide executive officers with a total compensation package that is competitive with the larger industry in which we operate and compete for talent, with total compensation that rewards executive officers for individual performance and company results. In Fiscal 2022, we primarily compensated our NEOs through a combination of base salary and restricted stock awards. Generally, we may grant equity awards to our executive officers upon hire or promotion. Our NEOs are also entitled to certain other benefits, subject to their enrollment, including a 401(k) plan with matching contributions, deferral of compensation through the Executive Nonqualified Excess Plan as described under “Executive Nonqualified Excess Plan” below, access to certain investment advice and tax return preparation through Ayco Personal Financial Management as described under “Other Benefits and Perquisites,” and medical, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability insurance.
Elements of Compensation
Base Salary
We pay base salaries to provide executive officers with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Current salaries are based on market conditions and experience of the executive. Annual salary increases are based on personal performance and accomplishments, with discretion for final approval residing with the Compensation Committee.

NEO	2022 Base Salary	2021 Base Salary	% Change
Mr. Osanloo	$827,502	$795,675	+ 4.0%
Ms. Hook	442,000	425,000	+ 4.0%
Mr. Pratt	451,140	—	+ —%
Ms. Abruscato	398,845	387,229	+ 3.0%
We consider annual merit-based salary increases based on a comparative analysis of base salaries for similar positions among the market data set provided by our independent compensation consultant and upon approval from the Compensation Committee.
Bonus
In Fiscal 2022, we awarded Ms. Abruscato a cash bonus of 50% of her target performance-based annual cash incentive award, pro-rated through her retirement date in recognition of her work and accomplishments in 2022.
In connection with our initial public offering in October 2021 (“IPO”), each option holder received a cash bonus in respect of his or her options (whether vested or unvested). The bonus amounts included for NEOs for Fiscal 2021 represent this payment.

2023 Proxy Statement	39

Executive Compensation
Nonequity Incentive Plan Pay
In Fiscal 2022, there were no performance-based annual cash incentives awarded.
We previously awarded performance-based annual cash incentive opportunities to each of our NEOs under the Executive Discretionary Bonus Plan (the “Executive Bonus Program”), which is a key component of our total rewards philosophy. The Executive Bonus Program was designed to motivate and drive executive officers to achieve company results by linking performance-based annual cash incentives, up to a pre-established maximum amount, to the achievement of specified performance targets. We believe that the executive discretionary bonus plan encourages, reinforces and rewards delivery of shareholder value by linking annual cash awards with the achievement of quantifiable performance measures.
For Fiscal 2021, performance under the Executive Bonus Program, payable in March 2022, was measured based on the Company’s growth in Adjusted EBITDA. The target payment amounts for our NEOs were as follows: 100% of base salary for Mr. Osanloo, 50% of base salary for Ms. Hook and 50% of base salary for Ms. Abruscato. Ms. Hook’s cash incentive was prorated based on her adjustments in base salary. Based on an internal adjusted EBITDA 10% growth target set at the beginning of Fiscal 2021, the Company exceeded its plan. The Compensation Committee approved a 128% calculated cash incentive payment.
Equity Compensation
We believe that long-term equity-based compensation provides direct alignment between the interest of our executives and shareholders and helps to ensure long-term retention of key executive talent. To balance incentives to achieve both short-term and long-term success, upon hire or promotion our executive officers receive equity award grants. Prior to the IPO, equity was awarded under the 2014 Equity Incentive Plan (the “2014 Plan”), and following the IPO, equity awards are made under our 2021 Equity Incentive Plan (the “2021 Plan”), which is further described below. Prior to the IPO, we awarded unit option grants that were equally divided between (i) options subject to time-based vesting, and (ii) options subject to both time-based and performance-based vesting. The time-based vesting options vest in general, in equal annual installments over a 5-year period and have a ten-year term from the date of the grant. The options subject to both time-based and performance-based vesting have a ten-year term from the date of the grant and vest, in general, in equal annual installments over a 5-year period from the date of grant, subject to acceleration in the event of a sale transaction, and have a performance condition that is satisfied upon achievement of a specified internal rate of return and a minimum multiple of invested capital. In connection with the IPO, the performance condition was waived and all such options became subject to time-based vesting. As a result of the waiver and resultant modification, we recognized non-cash compensation expense for our NEOs. As further described below, all outstanding awards under the 2014 Plan were assumed by the 2021 Plan in connection with the IPO and no further awards will be granted under such plan.
In connection with the IPO, each option under the 2014 Plan that was outstanding, whether vested or unvested at such time, was substituted for an option to purchase a number of shares of Class A common stock. Each option holder received a payment in respect of his or her options (whether vested or unvested), as described above under “Bonus”. Following the IPO, no further options will be granted under the 2014 Plan.
In connection with Ms. Abruscato’s retirement, among other things, the Board determined that the options previously granted to Ms. Abruscato under the 2014 Plan will remain outstanding and exercisable in accordance with their terms until December 10, 2024. See the “Option Awards” column of the “Summary Compensation Table” above for the incremental fair value of the modification to permit the award to remain outstanding.
IPO Equity Awards
In connection with the IPO, we granted 882,875 RSUs under the 2021 Plan to certain Team Members and directors, including our NEOs. The RSUs will vest one-third (1/3rd) on each of the first three (3) anniversaries of the date of grant subject to continued service on such date.
In connection with the IPO, we granted 1,794,195 performance-based stock options to purchase an equal number of shares of our Class A common stock (“Options”) under the 2021 Plan to certain executives officers. The Options have an exercise price equal to the IPO price of $20.00. The Options will be eligible to vest in three (3) tranches based on stock performance conditions.
See the “Outstanding Equity Awards at Fiscal Year End” table below for more detail about awards granted in connection with the IPO in October 2021.

40

Executive Compensation
Restricted Stock Awards
On December 23, 2022, the Company granted 57,870 restricted stock awards (“RSAs”) to certain of its executive officers in recognition of their work and accomplishments in 2022. The RSAs vested immediately upon grant with certain transfer restrictions. 50% of the balance of the underlying shares were subject to a one-year holding requirement, and the other 50% of the balance of underlying shares was subject to a two-year holding requirement. RSAs surrendered to fulfill withholding tax obligation were not subject to any transfer restrictions. The fair value of the RSAs surrendered was determined using Portillo’s closing stock price on the date of grant, which was $17.19. The fair value of the awards with post-vesting restrictions was determined using the Black-Scholes option pricing model.

NEO	RSA $ Granted in 2022	RSAs Granted in 2022 (shares)
Mr. Osanloo	$413,746	24,069
Ms. Hook	$110,497	6,428
Mr. Pratt	$112,784	6,561
2021 Equity Incentive Plan
In connection with the IPO, we adopted a new equity incentive plan, the 2021 Plan. The 2021 Plan provides flexibility to motivate, attract and retain our Team Members, officers, directors, and other service providers who are expected to make significant contributions to our success and allow participants to share in such success. The purpose of the 2021 Plan is to align the interests of eligible participants with our shareholders by providing incentive compensation tied to the Company’s performance. The intent of the 2021 Plan is to advance the Company’s interests and increase shareholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of our business is largely dependent.
Under the 2021 Plan, we may grant stock options (both incentive and non-qualified), stock appreciation rights (“SARs”), restricted stock awards, RSUs and stock-based awards to our employees, officers, independent directors or any natural person who is a consultant or other personal service provider to the Company or any of its subsidiaries or affiliates. All awards granted to participants under the 2021 Plan are represented by an award agreement.
As of May 1, 2023, approximately 4.2 million shares of Class A common stock are available for awards under the 2021 Plan.
The share reserve will be reduced by one share for each share subject to an award, other than shares issued pursuant to options granted under the 2014 Plan. If any award granted under the 2021 Plan (excluding, for the avoidance of doubt, any options granted under the 2014 Plan that are assumed under the 2021 Plan) is canceled, expired, forfeited, or surrendered without consideration or otherwise terminated without delivery of the shares to the participant, then such unissued shares will be returned to the 2021 Plan and be available for future awards under the 2021 Plan.
Additionally, shares that are withheld from any award in payment of the exercise, base or purchase price or taxes related to such an award, not issued or delivered as a result of the net settlement of any award, or repurchased by the company on the open market with the proceeds of a stock option will be deemed to have been delivered under the Plan and will not be returned to the 2021 Plan nor be available for future awards under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding award shall not count against the share reserve.
The 2021 Plan is currently administered by our Compensation Committee, which solely consists of independent directors under applicable Nasdaq rules, as appointed by the Board from time to time. Equity awards granted under the 2021 Plan to our directors and officers who are subject to Rule 16b-3 promulgated under the Exchange Act may be granted by the full Board or by a sub-committee of two or more “non-employee directors” as defined under such Rule as delegated by the Compensation Committee in order to ensure their exemption under Rule 16b-3, as permitted under the 2021 Plan and under applicable law.
Executive Nonqualified Excess Plan
Portillo’s approved the Executive Nonqualified Excess Plan in February 2016 to provide a means by which certain management Team Members may elect to defer receipt of current compensation to provide for retirement. This plan is an unfunded nonqualified deferred compensation plan, in compliance with Section 409A of the Internal Revenue Code. This plan includes certain Qualifying Distribution Events, including separation from service and change in control provisions, with payment in accordance with the elections made by the participant. A participant is fully vested in the portion of his or her deferred amounts and the income, gains and losses attributable thereto. In Fiscal 2022, Ms. Abruscato took advantage of this perquisite. In connection with Ms. Abruscato's retirement, Ms. Abruscato received a partial distribution.

2023 Proxy Statement	41

Executive Compensation
Personal Financial Management
Certain management Team Members of the Company have access to Ayco Personal Financial Management to provide certain investment advice and services as well as tax return preparation. In Fiscal 2022, Mr. Osanloo and Ms. Hook took advantage of the personal financial management perquisite.
Employee Stock Purchase Plan
The Company maintains the Employee Stock Purchase Plan (the “ESPP”), adopted in June 2022, to provide Team Members, including our named executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price, subject to Company discretion.
The ESPP is a non-qualified plan under Section 423 of the Internal Revenue Code. The Compensation Committee believes the ESPP is an attractive benefit that assists the Company in retaining key Team Members, securing new qualified Team Members and providing incentives for Team Members to work towards achieving the Company’s key objectives because it gives Team Members access to the Company’s equity at a discounted price. In Fiscal 2022, Mr. Osanloo, Ms. Hook and Mr. Pratt took advantage of the ESPP.
401(k) Plan
Our NEOs participate in the same 401(k) retirement plan as the rest of our Team Members.
Other Benefits and Perquisites
Our NEOs participate in the same medical benefit plans generally available to our management Team Members. These benefit plans include health insurance, dental and vision coverage, life insurance and disability coverage. The NEOs receive the same coverage as the rest of our management Team Members, as well as full coverage of the premium-equivalent. The NEOs also may elect to participate in our medical and dependent care flexible spending plan, on the same terms and conditions as other Team Members.
We also provide for limited perquisites such as automobiles to the extent that an executive’s job requires the use of a vehicle, and a stipend for cell phone usage. In addition, we make available to our Team Members, including the NEOs, the ability to dine at our restaurants a limited number of times each year for free or at a discount.

42

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers as of December 25, 2022:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested ($)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)
Michael Osanloo	1,622,328	405,582	—	$5.11	10/1/2028	—	$—	—	$—
	—	—	963,325	20.00	10/21/2031	131,267	2,256,480	—	—
Michelle Hook	48,670	73,004	—	5.77	3/2/2031	—	—	—	—
	—	—	263,852	20.00	10/21/2031	50,000	859,500	—	—
Derrick Pratt	48,670	73,004	—	4.37	9/14/2030	—	—	—	—
	—	—	263,852	20.00	10/21/2031	41,677	716,428	—	—
Sherri Abruscato(4)	440,840	—	—	3.30	12/10/2024	—	—	—	—
	55,105	—	—	5.45	12/10/2024	—	—	—	—
(1)Represents unvested performance-based stock options outstanding as of Fiscal 2022, awarded in connection with the IPO, subject to stock performance conditions. See “IPO Equity Awards” above.
(2)Represents unvested RSUs awarded in connection with the IPO. See “IPO Equity Awards” above.
(3)Value calculated based on $17.19, the closing stock price on December 23, 2022, the last trading day of Fiscal 2022.
(4)Reflects option awards that remain outstanding in connection with Ms. Abruscato’s retirement.

2023 Proxy Statement	43

Proposal 2 Ratification of the Independent Registered Public Accounting Firm
Deloitte & Touche LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be our independent registered public accounting firm for the fiscal year ending December 25, 2022. Deloitte & Touche LLP was our independent registered public accounting firm for Fiscal 2022. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if they desire to do so. The Deloitte & Touche LLP representative is also expected to be available to respond to appropriate questions at the meeting.
The Audit Committee has the sole authority to appoint, subject to shareholder ratification, or replace the independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. On April 18, 2023, the Audit Committee appointed Deloitte and Touche LLP as our independent auditor for the fiscal year ending December 31, 2023.
Oversight of Independent Registered Public Accounting Firm
In the Audit Committee’s oversight of the independent registered public accounting firm and its determination of whether to reappoint the independent registered public accounting firm, our Audit Committee:
•Conducts an annual assessment of the independent registered public accounting firm’s performance, qualifications and independence, taking into account the opinions of management and the internal auditor;
•Reviews, in advance, all non-audit services provided by the independent registered public accounting firm, specifically with regard to the effect on the firm’s independence;
•Considers the independent registered public accounting firm’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;
•Conducts regular executive sessions with the independent registered public accounting firm;
•Conducts private and individual executive sessions with Chief Executive Officer, Chief Financial Officer, or General Counsel at each in-person Committee meeting;
•Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;
•Reviews recent reports from the Public Company Accounting Oversight Board and other professional or governmental authorities on the independent registered public accounting firm; and
•Obtains and reviews a report from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and our company annually to assess the independence of the independent registered public accounting firm.
Voting Requirement
The affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon is required for the adoption of this proposal.
Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS PORTILLO’S INC. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

44

Proposal 2 Ratification of the Independent Registered Public Accounting Firm
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees billed to the Company for the fiscal years ended December 25, 2022 and December 26, 2021 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their related entities (collectively, “Deloitte Entities”) were approximately (in thousands):

	December 25, 2022	December 26, 2021
Audit fees(1)	$1,834	$2,710
Tax fees(2)	762	1,462
All other fees(3)	2	2
Total	$2,598	$4,174
(1)These are fees for professional services performed by Deloitte Entities for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)These are fees for professional services performed by Deloitte Entities with respect to tax compliance, tax advice and tax planning. Fees incurred principally relate to review of tax returns, preparation of tax returns or supporting documentation and consultation with regard to various tax planning issues.
(3)These are fees related to accounting research database subscription services.
All such services and fees provided by our independent registered public accounting firm during Fiscal 2022 and Fiscal 2021 were pre-approved by the Audit Committee.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s charter provides that the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit or non-audit service provided to us by Deloitte, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. All such services and fees provided by our independent registered public accounting firm during Fiscal 2022 and Fiscal 2021 were pre-approved by the Audit Committee.
Audit Committee Report
The Audit Committee is governed by a written charter, which may be found in the “Governance” section of Portillo’s website located at https://investors.portillos.com/corporate-governance/governance-overview. The charter was adopted by the Company’s Board of Directors and is reviewed annually by the Audit Committee.
The Audit Committee is currently composed of three directors, all of whom meet the criteria for independence under the applicable NASDAQ and SEC rules and the Sarbanes-Oxley Act. The current members of the Audit Committee are Ms. Bordelon, Mr. Glass and Ms. Dodson. Ms. Bordelon currently serves as the chairperson of the Committee. The Board evaluated the credentials of Ms. Bordelon and Mr. Glass and designated both as audit committee financial experts under applicable SEC rules.
The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for, in addition to other activities, the appointment, retention and compensation of the Company’s independent registered public accounting firm. The Audit Committee has a policy with respect to the pre-approval of non-audit services.
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process.

2023 Proxy Statement	45

Proposal 2 Ratification of the Independent Registered Public Accounting Firm
Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee (i) reviewed and discussed with management the Company’s audited consolidated financial statements as of December 25, 2022 and for the year then ended; (ii) discussed with Deloitte the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communication with Audit Committees, and matters required by applicable requirements of the PCAOB and SEC; (iii) received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee regarding independence and discussed with Deloitte their independence; and (iv) considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence.
The audit committee met eight times during fiscal year 2022, which were comprised of four regular meetings of the Committee and four meetings relating to the Committee’s review of the Company’s quarterly earnings release and filings with the SEC. The Audit Committee also met in separate executive sessions with Deloitte, the Chief Financial Officer and other members of management as needed.
Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for the fiscal year ended December 25, 2022 be included in the Annual Report on Form 10-K.
Audit Committee:
Ann Bordelon, Chairperson
Noah Glass
Paulette Dodson
The Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference.

46

Other Matters
Securities Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information regarding the beneficial ownership of our Class A common stock as of May 1, 2023 (except as otherwise stated) by the following:
•Each person known to us to own beneficially more than 5% of our outstanding common stock;
•Each of the directors and named executive officers individually; and
•All directors and officers as a group.
The following table assumes that certain pre-IPO LLC members (the “pre-IPO LLC Members”) redeem or exchange all of their LLC Units and shares of Class B common stock for newly issued shares of our Class A common stock on a one-for-one basis. In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of May 1, 2023. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our Class A common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 1, 2023. We did not deem these shares of our Class A common stock outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed shareholder is: c/o Portillo’s Inc., 2001 Spring Road, Suite 400, Oak Brook, Illinois 60523. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares of Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Class A Common Stock
5% shareholders
Funds managed by Berkshire(1)	21,859,067	30.81%
Orbis Investment Management Limited ("OIML"); Allan Gray Australia Pty Limited ("AGAPL")(2)	4,651,417	8.46%
The Vanguard Group(3)	3,712,442	6.75%
Named executive officers and directors:
Michael Osanloo	1,968,460	3.46%
Michelle Hook	71,085	*
Derrick Pratt	67,339	*
Sherri Abruscato	485,013	*
Michael A. Miles, Jr.	849,455	1.52%
Ann Bordelon	56,108	*
Noah Glass(4)	87,084	*
Paulette Dodson	3,065	*
Gerard J. Hart(5)	111,716	*
Richard K. Lubin(6)	4,131	*
Joshua A. Lutzker(6)	4,397	*
All directors and executive officers as a group (16 persons):	4,242,366	7.19%
*    Less than 1%

2023 Proxy Statement	47

Other Matters
(1)Represents (i) 5,922,794 shares of Class A common stock owned by Berkshire Fund VIII-A, L.P. (“Berkshire Fund VIII-A”), (ii) 14,254,321 shares of Class A common stock issuable to Berkshire Fund VIII, L.P. (“Berkshire Fund VIII”) in respect of an equal number of LLC Units owned by Berkshire Fund VII, (iii) 391,746 shares of Class A common stock issuable to Berkshire Investors III LLC (“Berkshire Investors III”) in respect of an equal number of LLC Units owned by Berkshire Investors III, and (iv) 1,290,206 shares of Class A common stock issuable to Berkshire Investors IV LLC (“Berkshire Investors IV” and together with Berkshire Fund VIII-A, Berkshire Fund VIII, Berkshire Investors III, the “Berkshire Entities”) in respect of an equal number of LLC Units owned by Berkshire Investors IV. Eighth Berkshire Associates LLC, a Delaware limited liability company (“8BA”), is the general partner of Berkshire Fund VIII-A and Berkshire Fund VIII. The managing members of 8BA are Samantha Adams, Michael C. Ascione, Matthew J. Berner, David C. Bordeau, Kenneth S. Bring, Kevin T. Callaghan, Matthew B. Gooch, Blake L. Gottesman, Christopher J. Hadley, Lawrence S. Hamelsky, Saad Hasan, Sharlyn C. Heslam, Elizabeth L. Hoffman, Justin G. Hupp, Matthew A. Janchar, Joshua B. Johnson, Ross M. Jones, Benjamin D. Levy, Joshua A. Lutzker, Jonathan J. Meyer, Jonathan D. Nuger, Nii Amaah K. Ofosu-Amaah, Greg Pappas, Marni F. Payne, Anil Seetharam, Raleigh A. Shoemaker, Robert J. Small, Samuel W. Spirn, Terry H. Thompson and Edward J. Whelan, Jr. (the “Berkshire Principals”). Mr. Lutzker is a director of the Company. The Berkshire Principals are also the managing members of Berkshire Investors III and Berkshire Investors IV. Berkshire Fund VIII, Berkshire Fund VIII-A, Berkshire Investors III and Berkshire Investors IV often make acquisitions in, and dispose of, securities of an issuer on the same terms and conditions and at the same time. Berkshire Partners LLC, a Massachusetts limited liability company (“Berkshire Partners”), is the investment advisor to Berkshire Fund VIII and Berkshire Fund VIII-A (collectively, the “Funds”). The Berkshire Principals make investment and voting decisions for the Funds by majority vote. Berkshire Partners, the Funds, Berkshire Investors III, Berkshire Investors IV and 8BA may be deemed to constitute a “group” for purposes of Section 13(d) of the Exchange Act, although they do not admit to being part of a group, nor have they agreed to act as part of a group. The address of all the entities and the managing members mentioned above is 200 Clarendon Street, 35th Floor, Boston, Massachusetts 02116-5021.
(2)Represents beneficial ownership by Orbis Investment Management Limited (“OIML”); Allan Gray Australia Pty Limited (“AGAPL”), according to a Schedule 13G filed on February 14, 2023, reporting: sole voting power over 4,651,417 shares and sole dispositive power over 4,651,417 shares, in the aggregate. The business address of OIML is Orbis House, 25 Front Street, Hamilton Bermuda HM11 and the business address of AGAPL is Level 2, Challis House, 4 Martin Place, Sydney NSW2000, Australia.
(3)Represents beneficial ownership by The Vanguard Group, according to a Schedule 13G filed on February 9, 2023, reporting: shared voting power over 52,909 shares, sole dispositive power over 3,626,897 shares, and shared dispositive power over 85,545 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Represents shares owned by the Glass Family Trust dated December 29, 2016.
(5)Represents shares held by PENSCO Trust Company LLC, on behalf of and as custodian for the Gerard J. Hart IRA.
(6)Excludes shares of Class A common stock and Class B common Stock held by the Berkshire Entities, as disclosed in footnote (1) above, in which Mr. Miles, Mr. Lubin and Mr. Lutzker have a pecuniary interest. Mr. Lubin and Mr. Lutzker disclaim beneficial ownership of the securities held by the Berkshire Entities except to the extent of their respective pecuniary interests therein.
Equity Compensation Plans Table
The following table provides information about our compensation plans under which our Class A common stock is authorized for issuance, as of December 25, 2022:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuances under equity compensation plans(3)
Equity compensation plans approved by security holders	8,247,480	$8.26	4,458,590
(1)Includes shares issuable pursuant to stock options, restricted stock units, restricted stock awards, stock appreciation rights and other stock-based awards under the Company’s 2021 Plan. Represents shares under the 2021 Plan, including 5,830,723 shares assumed from the 2014 Plan.
(2)The weighted-average exercise price set forth in this column is calculated excluding restricted stock units or other awards for which recipients are not required to pay an exercise price to receive the shares subject to the awards.
(3)This amounts represents shares of common stock available for issuance under the 2021 Plan, which include stock options, restricted stock units, restricted stock awards, stock appreciation rights and other stock-based awards.
Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements.

48

Other Matters
Related Party Transaction Policy
We have a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.
For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board or our Compensation Committee, as applicable. A “related person” includes (i) our directors, director nominees or executive officers, (ii) any 5% beneficial owner of our voting securities, or (iii) any immediate family member of the foregoing.
The Policy requires that notice of a proposed related person transaction be provided to our General Counsel prior to entry into such transaction. If our General Counsel determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or are not inconsistent with, our best interests. In reviewing and approving any related party transaction, the Audit Committee is tasked to consider all of the relevant facts and circumstances, and consideration of various factors enumerated in the Policy.
The Policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our shareholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction to which they may be a party or of which they may be aware.
Secondary Offerings
In the third and fourth quarters of 2022, in connection with the secondary offerings previously discussed in our most recent Form 10-K, we purchased LLC Units and shares of Class A common stock using the proceeds of the secondary offering at a price equal to the public offering price less the underwriting discounts and commissions from certain pre-IPO LLC Members and shareholders of the entities treated as corporations for U.S. tax purposes that held LLC Units prior to the Transactions (“Blocker Companies”), including from funds affiliated with Berkshire Partners LLC, which beneficially owned approximately 42.8% of the Company as of December 25, 2022. In the aggregate, we paid to the funds affiliated with Berkshire Partners LLC approximately $348.9 million to purchase the LLC Units and shares of Class A common stock with the proceeds of the secondary offerings in 2022.
Amended Portillo’s OpCo Agreement
In connection with the Transactions, Portillo’s Inc., Portillo’s OpCo and each of the pre-IPO LLC Members entered into the Amended LLC Agreement. Following the Transactions, and in accordance with the terms of the Amended LLC Agreement, we operate our business through Portillo’s OpCo. Pursuant to the terms of the Amended LLC Agreement, so long as the Continuing Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Portillo’s OpCo or own any assets other than securities of Portillo’s OpCo and/or any cash or other property or assets distributed by or otherwise received from Portillo’s OpCo, unless we determine in good faith that such actions or ownership are in the best interest of Portillo’s OpCo.
As the sole managing member of Portillo’s OpCo, we have control over all of the affairs and decision making of Portillo’s OpCo. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Portillo’s OpCo and the day-to-day management of Portillo’s OpCo’s business. We will fund any dividends to our shareholders by causing Portillo’s OpCo to make distributions to the holders of LLC Units and us, subject to the limitations imposed by our debt agreements.

2023 Proxy Statement	49

Other Matters
The holders of LLC Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Portillo’s OpCo. The Amended LLC Agreement provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Portillo’s OpCo that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Portillo’s OpCo allocated to the holder of LLC Units that receives the greatest proportionate allocation of income multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporation residing in New York, New York, whichever is higher. As a result of (i) potential differences in the amount of taxable income allocable to us and the other LLC Unit holders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating Portillo’s OpCo’s distribution obligations, we may receive tax distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement.
Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Portillo’s OpCo and Portillo’s OpCo shall issue to us one LLC Unit. Similarly, except as otherwise determined by us, (i) Portillo’s OpCo will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Portillo’s OpCo issue any additional LLC Units to the pre-IPO LLC Members or any other person, we will issue an equal number of shares of our Class B common stock to such pre-IPO LLC Members or any other person. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired by us, Portillo’s OpCo will redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, Portillo’s OpCo will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by a substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.
Under the Amended LLC Agreement, the holders of LLC Units (other than us) have the right to require Portillo’s OpCo to redeem all or a portion of their LLC Units for newly-issued shares of Class A common stock on a one-for-one basis in accordance with the terms of the Amended LLC Agreement. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Portillo’s OpCo for cancellation. The Amended LLC Agreement requires that we contribute shares of our Class A common stock to Portillo’s OpCo in exchange for an amount of newly-issued LLC Units in Portillo’s OpCo equal to the number of LLC Units redeemed from the holders of LLC Units. Portillo’s OpCo will then distribute the shares of our Class A common stock to such holder of an LLC Unit to complete the redemption. In the event of a redemption request by a holder of an LLC Unit, we may, at our option, effect a direct exchange of Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be canceled on a one-for-one basis if we, following a redemption request of a holder of an LLC Unit, redeem or exchange LLC Units of such holder of an LLC Unit pursuant to the terms of the Amended LLC Agreement.
The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our shareholders and approved by our Board or is otherwise consented to or approved by our Board, the holders of LLC Units will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of LLC Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of LLC Units may participate in each such offer without being required to redeem or exchange LLC Units.
The Amended LLC Agreement provides that, except for transfers to us as provided above or to certain permitted transferees, the LLC Units and corresponding shares of Class B common stock may not be sold, transferred or otherwise disposed of.
Subject to certain exceptions, Portillo’s OpCo will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Portillo’s OpCo’s business or affairs or the Amended LLC Agreement or any related document.
Portillo’s OpCo may be dissolved upon (i) the determination by us to dissolve Portillo’s OpCo or (ii) any other event which would cause the dissolution of Portillo’s OpCo under the Delaware Limited Liability Company Act, unless Portillo’s OpCo is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Portillo’s OpCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Portillo’s OpCo’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.

50

Other Matters
Tax Receivable Agreement
We acquired certain favorable tax attributes and a share of the existing tax basis of the assets of Portillo’s OpCo in the IPO. In addition, future redemptions or exchanges by pre-IPO LLC Members of LLC Units for shares of our Class A common stock or cash are expected to result in favorable tax attributes for us. These tax attributes would not be available to us in the absence of those transactions and are expected to reduce the amount of tax that we would otherwise be required to pay in the future.
Upon completion of the IPO, we became party to a Tax Receivable Agreement with certain of our pre-IPO LLC Members (“TRA Parties”). Under the Tax Receivable Agreement, we generally will be required to pay to the TRA Parties, in the aggregate, 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize, or in certain circumstances are deemed to realize, as a result of (i) our allocable share of existing tax basis in depreciable or amortizable assets relating to LLC Units acquired in the IPO, (ii) certain favorable tax attributes acquired by the Company from the Blocker Companies (including net operating losses and the Blocker Companies’ allocable share of existing tax basis), (iii) increases in our allocable share of then existing tax basis in depreciable or amortizable assets, and adjustments to the tax basis of the tangible and intangible assets, of Portillo’s OpCo and its subsidiaries, as a result of (x) sales or exchanges of interests in Portillo’s OpCo in connection with the IPO and (y) future exchanges of LLC Units by pre-IPO LLC Members for Class A common stock, and (iv) certain other tax benefits related to entering into the Tax Receivable Agreement, including payments made under the Tax Receivable Agreement.
We expect that the payments we will be required to make under the Tax Receivable Agreement will be substantial. Assuming no material changes in relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we estimate that the tax savings associated with all tax attributes described above would aggregate to approximately $297.4 million as of December 25, 2022. Under this scenario, we would be required to pay the TRA Parties approximately 85% of such amount, or $252.8 million, primarily over the next 15 years, substantially declining in year 16 through year 47. We paid $0.8 million in the first quarter ended March 26, 2023. The actual amounts we will be required to pay may materially differ from these amounts, because potential future tax savings that we will actually realize or be deemed to realize, and the Tax Receivable Agreement payments made by us, will be calculated based in part on the market value of our Class A common stock at the time of each exchange of an LLC Unit for a share of Class A common stock and the prevailing applicable federal tax rate (plus the assumed combined state and local tax rate) applicable to us over the life of the Tax Receivable Agreement and will depend on our generating sufficient taxable income to realize the tax benefits that are subject to the Tax Receivable Agreement. Payments under the Tax Receivable Agreement are not conditioned on our existing owners’ continued ownership of us. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax benefits that are subject to the Tax Receivable Agreement and/or distributions to us by Portillo’s OpCo are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes.
The actual tax attributes, as well as any amounts paid to the TRA Parties under the Tax Receivable Agreement, will vary depending on a number of factors, including:
•the timing of redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of Portillo’s OpCo at the time of each redemption or exchange. In addition, the increase in Portillo’s Inc.’s allocable share of existing tax basis acquired upon the future exchange of LLC Units for shares of Class A common stock will vary depending on the amount of remaining existing tax basis at the time of such redemption or exchange;
•the price of shares of our Class A common stock at the time of the redemption or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of Portillo’s OpCo, is directly proportional to the price of shares of our Class A common stock at the time of the redemption or exchange;
•the extent to which such redemptions or exchanges are taxable—if an exchange is not taxable for any reason, increased tax deductions as a result of the Section 754 election under the Internal Revenue Code will not be available to generate payments under the Tax Receivable Agreement;
•the amount of Blocker Companies tax attributes—the amount of applicable tax attributes of the Blocker Companies at the time of the IPO impacts the amount and timing of payments under the Tax Receivable Agreement;
•changes in tax rates—payments under the Tax Receivable Agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted- average state and local income tax rate based on apportionment factors for the applicable period, so changes in tax rates will impact the magnitude of cash tax benefits covered by the Tax Receivable Agreement and the amount of payments under the Tax Receivable Agreement; and

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Other Matters
•the amount and timing of our income—Portillo’s Inc. is obligated to pay 85% of the cash tax benefits under the Tax Receivable Agreement as and when realized. If Portillo’s Inc. does not have taxable income, Portillo’s Inc. is not required (absent certain changes of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for a taxable year in which it does not have taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreement.
In addition, the depreciation and amortization periods that apply to the increases in tax basis, the timing and amount of any earlier payments that we may have made under the Tax Receivable Agreement and the portion of our payments under such Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis are also relevant factors.
Decisions made by the Pre-IPO LLC Members in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions we determine, and the IRS or another taxing authority may challenge all or a part of the existing tax basis, deductions, tax basis increases, net operating losses or other tax attributes subject to the Tax Receivable Agreement, and a court could sustain such challenge. Payments we will be required to make under the Tax Receivable Agreement generally will not be reduced as a result of any taxes imposed on us, Portillo’s OpCo or any direct or indirect subsidiary thereof that are attributable to a tax period (or portion thereof) ending on or before the IPO. Further, the TRA Parties will not reimburse us for any payments previously made if such tax attributes are subsequently disallowed, except that any excess payments made to a TRA Party will be netted against future payments otherwise to be made to such TRA Party under the Tax Receivable Agreement, if any, after our determination of such excess. In addition, the actual state or local tax savings we may realize may be different than the amount of such tax savings we are deemed to realize under the Tax Receivable Agreement, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for U.S. federal income tax purposes as a result of the tax attributes subject to the Tax Receivable Agreement. In both such circumstances, we could make payments to the TRA Parties that are greater than our actual cash tax savings and we may not be able to recoup those payments, which could negatively impact our liquidity. The Tax Receivable Agreement provides that (1) in the event that we breach any of our material obligations under the Tax Receivable Agreement, (2) upon certain changes of control or (3) if, at any time, we elect an early termination of the Tax Receivable Agreement, our obligations under the Tax Receivable Agreement (with respect to all LLC Units, whether or not LLC Units have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future cash tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. The change of control provisions in the Tax Receivable Agreement may result in situations where the TRA Parties have interests that differ from or are in addition to those of our other shareholders. The present value of such anticipated future cash tax benefits are discounted at a rate equal to the lesser of (i) 6.5% per annum and (ii) one year LIBOR (or its successor rate) plus 100 basis points.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement depends on the ability of Portillo’s OpCo to make distributions to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Nonpayment for a specified period, however, may constitute a breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement (unless, generally, such nonpayment is due to a lack of sufficient funds), which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.

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Other Matters
Registration Rights Agreement
In connection with the IPO, we entered into a registration rights agreement with Berkshire and certain of our other shareholders. This agreement will provide Berkshire, and their permitted transferees, with “demand” registrations, which will require us to register shares of our common stock under the Securities Act of 1933 (the “Securities Act”). Each of our shareholders that is a party to the registration rights agreement will also be entitled to customary “piggyback” registration rights and entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. The registration rights agreement will also require us to maintain an effective shelf registration statement with respect to shares registered pursuant to the registration rights agreement, require that we will pay certain expenses relating to such registrations and require that we indemnify the shareholders party to the registration rights agreement against certain liabilities which may arise under the Securities Act.
Receivables
As of December 25, 2022, the related parties’ receivables consisted of a receivable balance due from C&O of $0.3 million, which was included in accounts receivable in the consolidated balance sheet.
Olo
Noah Glass, a member of our Board, is the founder and CEO of Olo, Inc. (“Olo”), a platform the Company uses in connection with its mobile ordering application and delivery.
The Company incurred the following Olo-related costs for Fiscal 2022 (in thousands):

Fiscal Year Ended December 25, 2022
Cost of goods sold, excluding depreciation and amortization	$2,008
Other operating expenses	443
Net Olo related costs	$2,451
As of December 25, 2022, $0.2 million was payable to Olo.

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Shareholders’ Proposals
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary by mail c/o Corporate Secretary, Portillo’s Inc., 2002 Spring Road, Suite 400, Oak Brook, Illinois 60523 and by email at investors@portillos.com by January 12, 2024.
Shareholders intending to present a proposal at the 2024 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Shareholders no earlier than February 28, 2024 and no later than March 29, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after June 27, 2023, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
Furthermore, in addition to the requirements of SEC Rule 14a-8 or our Bylaws, as applicable, as described above, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 28, 2024 and must comply with the additional requirements of Rule 14a-19(b).
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

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Other Matters
About the Meeting
Why am I receiving these materials?
The Board of Directors (the “Board of Directors” or the “Board”) of Portillo’s Inc., a Delaware corporation (“Portillo’s” or the “Company”), is soliciting proxies for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually on June 27, 2023, at 8:00 a.m. Central time.
How do I attend the Annual Meeting?
Please register at www.proxydocs.com/PTLO, where you will be provided with information on how to listen to the meeting live, submit questions, and vote online.
Any registered holder can attend the Annual Meeting by visiting www.proxydocs.com, where additional information will be provided about where shareholders may vote and submit questions during the meeting. The meeting starts at 8:00 a.m. Central time. Please have your Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocscom/PTLO.
Where can I find electronic copies of these materials?
The Notice of Internet Availability of Proxy Materials was first furnished to shareholders on or about May 11, 2023. Electronic copies of this Proxy Statement and the Annual Report for the year ended December 25, 2022 are available at www.proxydocs.com/PTLO and investors.portillos.com.
Who can vote at the Annual Meeting?
Only holders of record of our common stock at the close of business on May 1, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 55,001,124 shares of Class A common stock outstanding and entitled to vote and 17,472,926 shares of Class B common stock outstanding and entitled to vote. Holders of the Company’s Class A common stock and Class B common stock are entitled to one vote for each share held as of the Record Date.
What is a quorum and how does it impact the meeting?
A quorum is required for our shareholders to conduct business at the Annual Meeting. The holders of a majority in voting power of the shares entitled to vote at the Annual Meeting, present or represented by proxy, will constitute a quorum for the transaction of business. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy. Abstentions and “broker non-votes” (as defined below) will be counted in determining whether there is a quorum.
What vote is needed to approve each item?
For Proposal No. 1 – Election of Directors, directors will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, which means that the eight nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.
Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the shares of stock, which are present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count the same as votes against Proposal No. 2. There will be no broker non-votes with respect to Proposal No. 2 because a broker may exercise its discretion to vote for or against the proposal in the absence of instruction from its clients.

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How do I vote my shares?
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting, by telephone or electronically through the Internet by following the instructions included on your Notice of Internet Availability of Proxy Materials or proxy card, or by completing, dating, signing and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, and, in the case of the election of directors, as a vote “for” the election of each of the nominees presented by the Board.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, Nasdaq rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposals No. 1 is not considered a “routine” proposal, and Proposal No. 2 is considered a “routine” proposal.
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the shareholder.
Why is Portillo’s holding a virtual Annual Meeting?
The virtual Annual Meeting is accessible on any Internet-connected device and shareholders will be able to submit questions and comments and to vote online, during the meeting. We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting. We believe that offering a virtual only meeting format will also help to support the health and well-being of our partners, Team Members and shareholders. In the event of a technical malfunction or other problem that disrupts the Annual Meeting, the Company may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Company deems appropriate considering the circumstances. If you encounter any difficulties accessing the virtual meeting during the meeting, please call (866) 648-8133.
How do I participate during the Annual Meeting?
You may virtually attend the Annual Meeting by visiting www.proxydocs.com/PTLO, where shareholders will receive additional information on how to vote and submit questions during the Meeting. Please have your Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/PTLO.
Only holders of our common stock at the close of business on the Record Date will be permitted to ask questions during the Annual Meeting. If you wish to submit a question, on the day of the Annual Meeting, you may log into the virtual meeting platform at www.proxydocs.com/PTLO, and type your question for consideration into the field provided in the web portal. To allow us to answer questions from as many shareholders as possible, we may limit each shareholder to two (2) questions. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together. More information on submitting questions at the Annual Meeting will be posted on the internet website www.proxydocs.com/PTLO in advance of the meeting.
In accordance with Delaware law, for the 10 days prior to our annual meeting, a list of registered holders entitled to vote at our Annual Meeting will be available for inspection in our offices at 2001 Spring Road, Suite 400, Oak Brook, Illinois 60523. Shareholders will also be able to access the list of registered holders electronically during the Annual Meeting through the virtual meeting website at www.proxydocs.com/PTLO.

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Other Matters
Who bears the cost of solicitation?
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
How do I revoke a proxy?
Any person submitting a proxy has the power to revoke such proxy prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (Central time) on June 26, 2023, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting online. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
What is householding and how does it impact me?
We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (866) 648-8133, by email at paper@elections.com, investors@portillos.com, or by mail at Portillo’s Inc. at 2001 Spring Road, Suite 400, Oak Brook, Illinois 60523, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. If you are currently receiving multiple copies of the proxy materials and wish to receive only one copy at the same address, then please notify us by telephone or in writing at the same telephone number, email address, or address. Shareholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.
When will Proxy Materials be electronically delivered to Shareholders?
Beginning on or about May 11, 2023, we mailed or e-mailed to our shareholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a notice for future annual meetings, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.

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Other Matters
2022 Annual Report and SEC Filings
Our financial statements for the year ended December 25, 2022 are included in our Annual Report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.investors.portillos.com. You may also obtain a copy of our annual report without charge by sending a written request to: Portillo’s Inc., Attn: Corporate Secretary 2001 Spring Road, Oak Brook, IL 60523. Copies of all exhibits to the annual report on Form 10-K for the fiscal year ended December 25, 2022 may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies by sending a written request to: Portillo’s Inc., Attn: Corporate Secretary 2001 Spring Road, Oak Brook, IL 60523.
***
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, our designated proxies listed in this proxy statement will have discretion to vote shares they represent in accordance with their own judgment on such matters. It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed in the Notice or on the accompanying proxy card or, or if you requested to receive a printed copy of the proxy materials, by executing and returning, at your earliest convenience, the accompanying proxy card in the envelope that has also been provided.
BY ORDER OF THE BOARD OF DIRECTORS
Susan Shelton, General Counsel and Secretary
Oak Brook, Illinois
May 11, 2023

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Appendix A - Reconciliation of Non-GAAP Financial Measures
Non-GAAP Financial Measures
To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin, and Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin. Accordingly, these measures are not required by, nor presented in accordance with GAAP, but rather are supplemental measures of operating performance of our restaurants. You should be aware that these measures are not indicative of overall results for the Company and that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin do not accrue directly to the benefit of shareholders because of corporate-level expenses excluded from such measures. These measures are supplemental measures of operating performance and our calculations thereof may not be comparable to similar measures reported by other companies. These measures are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate, but also have important limitations as analytical tools and should not be considered in isolation as substitutes for analysis of our results as reported under GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues.
We use Adjusted EBITDA and Adjusted EBITDA Margin (i) to evaluate our operating results and the effectiveness of our business strategies, (ii) internally as benchmarks to compare our performance to that of our competitors and (iii) as factors in evaluating management’s performance when determining incentive compensation.
We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they eliminate the impact of expenses that do not relate to our core operating performance.
The following table reconciles net income to Adjusted EBITDA and Adjusted EBITDA margin (in thousands):

Fiscal Year Ended
December 25, 2022
Net income (loss)	$17,157
Depreciation and amortization	20,907
Interest expense	27,644
Income tax expense (benefit)	1,823
EBITDA	67,531
Deferred rent(1)	3,998
Equity-based compensation	16,137
Other income(2)	397
Transaction-related fees & expenses(3)	2,237
Tax Receivable Agreement liability adjustment(4)	(5,345)
Adjusted EBITDA	$84,955
Adjusted EBITDA Margin(5)	14.5%
(1)Represents the difference between cash rent payments and the recognition of straight-line rent expense recognized over the lease term.
(2)Represents loss on disposal of property and equipment.
(3)Represents the exclusion of certain expenses that management believes are not indicative of ongoing operations, consisting primarily of certain professional fees.
(4)Represents remeasurement of the Tax Receivable Agreement liability.
(5)Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net

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Other Matters
Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin
Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue.
We believe that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate.
The following table reconciles operating income to Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin (in thousands):

Fiscal Year Ended
December 25, 2022
Operating income	$41,279
Plus:
General and administrative expenses	66,892
Pre-opening expenses	4,715
Depreciation and amortization	20,907
Net income attributable to equity method investment	(1,083)
Other income, net	(204)
Restaurant-Level Adjusted EBITDA	$132,506
Restaurant-Level Adjusted EBITDA Margin(1)	22.6%
(1)Restaurant-Level Adjusted EBITDA Margin is defined as Restaurant-Level Adjusted EBITDA divided by Revenues, net

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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/PTLO •Cast your vote online •Have your Proxy Card ready •Follow the simple instructions to record your vote
PHONE Call 1-866-458-2503 •Use any touch-tone telephone •Have your Proxy Card ready •Follow the simple recorded instructions
MAIL •Mark, sign and date your Proxy Card •Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/PTLO

Portillo’s Inc.
Annual Meeting of Shareholders For Stockholders of record as of May 1, 2023

TIME:	Tuesday, June 27, 2023 8:00 AM, Central Time
PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/PTLO for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Michael Osanloo, Michelle Hook and Susan Shelton (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Portillo's Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein.
In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Portillo’s Inc.
Annual Meeting of Shareholders
Please make your marks like this: ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD
	1.01 Michael Osanloo	☐	☐		FOR

	1.02 Ann Bordelon	☐	☐		FOR

	1.03 Paulette Dodson	☐	☐		FOR

	1.04 Noah Glass	☐	☐		FOR

	1.05 Gerard J. Hart	☐	☐		FOR

	1.06 Richard K. Lubin	☐	☐		FOR

	1.07 Joshua A. Lutzker	☐	☐		FOR

	1.08 Michael A. Miles Jr.	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐	FOR

Note: In their discretion, proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date